                                                                  Execution Copy

================================================================================

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                    Depositor

                            EMC MORTGAGE CORPORATION,

                           Seller and Master Servicer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                     Trustee

                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2000

                     --------------------------------------

                    ASSET-BACKED CERTIFICATES, SERIES 2000-2

================================================================================

                                Table of Contents

                                                                                                               Page
                                                                                                               ----

                                    ARTICLE I.

                                   DEFINITIONS

   Section 1.01.      Defined Terms...............................................................................1

                                   ARTICLE II.

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

   Section 2.01.      Conveyance of Mortgage Loans...............................................................30
   Section 2.02.      Acceptance by Trustee of the Mortgage Loans................................................31
   Section 2.03.      Representations, Warranties and Covenants of the Master Servicer and the Seller............33
   Section 2.04.      Representations and Warranties of the Depositor............................................43
   Section 2.05.      Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases............44
   Section 2.06.      Authentication and Delivery of Certificates................................................45
   Section 2.07.      Covenants of the Master Servicer...........................................................45

                                  ARTICLE III.

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

   Section 3.01.      Master Servicer to Service Mortgage Loans..................................................46
   Section 3.02.      Subservicing; Enforcement of the Obligations of Master Servicer............................47
   Section 3.03.      Rights of the Depositor, the Trustee in Respect of the Master Servicer.....................47
   Section 3.04.      Trustee to Act as Master Servicer..........................................................47
   Section 3.05.      Collection of Mortgage Loan Payments; Certificate Account; Distribution Account............48
   Section 3.06.      Collection of Taxes, Assessments and Similar Items; Escrow Accounts........................51
   Section 3.07.      Access to Certain Documentation and Information Regarding the Mortgage Loans...............51
   Section 3.08.      Permitted Withdrawals from the Certificate Account and the Distribution Account............51
   Section 3.09.      [Reserved.]................................................................................53
   Section 3.10.      Maintenance of Hazard Insurance............................................................53
   Section 3.11.      Enforcement of Due-On-Sale Clauses; Assumption Agreements..................................54
   Section 3.12.      Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds and
                         Realized Losses; Repurchase of Certain Mortgage Loans...................................55
   Section 3.13.      Trustee to Cooperate; Release of Mortgage Files............................................58

   Section 3.14.      Documents, Records and Funds in Possession of Master Servicer to be Held for the
                         Trustee.................................................................................59
   Section 3.15.      Servicing Compensation.....................................................................59
   Section 3.16.      Access to Certain Documentation............................................................60
   Section 3.17.      Annual Statement as to Compliance..........................................................60
   Section 3.18.      Annual Independent Public Accountants' Servicing Statement; Financial Statements...........60

                                   ARTICLE IV.

                DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

   Section 4.01.      Advances...................................................................................61
   Section 4.02.      Reduction of Servicing Compensation in Connection with Prepayment Interest
                         Shortfalls..............................................................................61
   Section 4.03.      REMIC Distributions........................................................................62
   Section 4.04.      Distributions..............................................................................62
   Section 4.04A.     Allocation of Realized Losses..............................................................65
   Section 4.05.      Monthly Statements to Certificateholders...................................................65
   Section 4.06.      REMIC Designations and Allocations.........................................................68

                                   ARTICLE V.

                                THE CERTIFICATES

   Section 5.01.      The Certificates...........................................................................74
   Section 5.02.      Certificate Register; Registration of Transfer and Exchange of Certificates................75
   Section 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates..........................................78
   Section 5.04.      Persons Deemed Owners......................................................................79
   Section 5.05.      Access to List of Certificateholders' Names and Addresses..................................79
   Section 5.06.      Book-Entry Certificates....................................................................79
   Section 5.07.      Notices to Depository......................................................................80
   Section 5.08.      Definitive Certificates....................................................................80
   Section 5.09.      Maintenance of Office or Agency............................................................81

                                   ARTICLE VI.

                THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER

   Section 6.01.      Respective Liabilities of the Depositor, the Master Servicer and the Seller................82
   Section 6.02.      Merger or Consolidation of the Depositor, the Master Servicer or the Seller................82
   Section 6.03.      Limitation on Liability of the Depositor, the Seller, the Master Servicer and
                         others..................................................................................82
   Section 6.04.      Limitation on Resignation of Master Servicer...............................................83
   Section 6.05.      Errors and Omissions Insurance; Fidelity Bonds.............................................83

                                   ARTICLE VII.

                     DEFAULT; TERMINATION OF MASTER SERVICER

   Section 7.01.      Events of Default..........................................................................84
   Section 7.02.      Trustee to Act; Appointment of Successor...................................................85
   Section 7.03.      Notification to Certificateholders.........................................................86

                                  ARTICLE VIII.

                             CONCERNING THE TRUSTEE

   Section 8.01.      Duties of Trustee..........................................................................87
   Section 8.02.      Certain Matters Affecting the Trustee......................................................88
   Section 8.03.      Trustee Not Liable for Mortgage Loans......................................................89
   Section 8.04.      Trustee May Own Certificates...............................................................90
   Section 8.05.      Trustee's Fees and Expenses................................................................90
   Section 8.06.      Eligibility Requirements for Trustee.......................................................90
   Section 8.07.      Resignation and Removal of Trustee.........................................................91
   Section 8.08.      Successor Trustee..........................................................................91
   Section 8.09.      Merger or Consolidation of Trustee.........................................................92
   Section 8.10.      Appointment of Co-Trustee or Separate Trustee..............................................92
   Section 8.11.      Tax Matters................................................................................93
   Section 8.12.      Periodic Filings...........................................................................95

                                   ARTICLE IX.

                                   TERMINATION

   Section 9.01.      Termination upon Liquidation or Repurchase of all Mortgage Loans...........................97
   Section 9.02.      Final Distribution on the Certificates.....................................................97
   Section 9.03.      Additional Termination Requirements........................................................98

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

   Section 10.01.     Amendment.................................................................................100
   Section 10.02.     Recordation of Agreement; Counterparts....................................................101
   Section 10.03.     Governing Law.............................................................................101
   Section 10.04.     Intention of Parties......................................................................101
   Section 10.05.     Notices...................................................................................102
   Section 10.06.     Severability of Provisions................................................................103
   Section 10.07.     Assignment................................................................................103
   Section 10.08.     Limitation on Rights of Certificateholders................................................103
   Section 10.09.     Inspection and Audit Rights...............................................................104
   Section 10.10.     Certificates Nonassessable and Fully Paid.................................................104

Exhibits
--------
Exhibit A-1       Form of Class AF-1 Certificates
Exhibit A-2       Form of Class AF-2 Certificates
Exhibit A-3       Form of Class AF-3 Certificates
Exhibit A-4       Form of Class AF-4 Certificates
Exhibit A-5       Form of Class A-IO Certificates
Exhibit A-6       Form of Class AV-1 Certificates
Exhibit A-7       Form of Class M-1 Certificates
Exhibit A-8       Form of Class M-2 Certificates
Exhibit A-9       Form of Class B Certificates
Exhibit A-10      Form of Class B-IO Certificates
Exhibit A-11      Form of Class XP Certificates
Exhibit A-12      Form of Class R Certificate
Exhibit A-13      Form of Class R-1 Certificate
Exhibit A-14      Form of Class R-2 Certificate
Exhibit A-15      Form of Class R-3 Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C-1       Form of Initial Certification of Trustee
Exhibit C-2       Form of Interim Certification of Trustee
Exhibit C-3       Form of Final Certification of Trustee
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Form of Request for Release
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes

         POOLING AND SERVICING AGREEMENT, dated as of November 1, 2000, among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided herein, the Trustee shall elect that the Trust Fund be treated for Federal income tax purposes as three separate real estate mortgage investment conduits (each a "REMIC").

         The Trust Fund shall be named, and may be referred to as, the "Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates 2000-2" (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Seller and the Trustee agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01. Defined Terms.

         In addition to those defined terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accrual Period: With respect to the Certificates which bear a fixed rate of interest and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Certificates which bear an adjustable rate of interest and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the Certificates which bear a fixed rate of interest will be made on the basis of a 360-day year consisting of twelve 30-day months, and all calculations of interest on the Certificates which bear an adjustable rate of interest will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a 360-day year.

         Adjustable Rate Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as having a Mortgage Rate which is adjustable from time to time, including any Mortgage Loans delivered in replacement thereof.

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the aggregate of payments of interest and (other than with respect to Simple Interest Loans) principal (net of the Servicing Fees) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance were an advance to be made with respect thereto. For purposes of this definition, an REO Property shall continue to be a Mortgage Loan with an amortization schedule and periodic adjustments to the Mortgage Rate thereon, if applicable, in accordance with the Mortgage Note until it becomes a Liquidated Loan.

         Aggregate Groups I and II Net Rate Cap: For any Distribution Date,

    (I) (A) (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I and Loan Group II multiplied by (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I and Loan Group II as of the last day of the related Due Period over the Certificate Notional Balance of the Class A-IO Certificates, plus

         (B) (1) the excess of the weighted average of the Net Mortgage Rates of the

         Mortgage Loans in Loan Group I and Loan Group II over the Pass-Through Rate of the Class A-IO Certificates, multiplied by (2) the Certificate Notional Balance of the Class A-IO Certificates; divided by

    (II) the Stated Principal Balance of the Mortgage Loans in Loan Group I and Loan Group II as of the last day of the related Due Period.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

         Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Certificates (other than the Class A-IO, Class B-IO and Residual Certificates) the sum of the Realized Losses with respect to the Mortgage Loans or the Mortgage Loans in a particular Loan Group, as applicable, which are to be applied in reduction of the Certificate Principal Balance of that Class of Certificates pursuant to this Agreement, which shall on any such Distribution Date equal with respect to the Class B Certificates, Class M-2 Certificates and Class M-1 Certificates in that order so long as their respective Certificate Principal Balances have not been reduced to zero, the amount, if any, by which,
(i) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal on such Distribution Date) exceeds the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period and, with respect to the Class A-I Group, the Class A-II Group or the Class A-III Group, the amount, if any, by which (i) the aggregate Certificate Principal Balance of all of the Certificates in the respective Class A Group (after all distributions of principal on such Distribution Date) exceeds the aggregate Stated Principal Balance of all of the Mortgage Loans is Loan Group I, Loan Group II or Loan Group III, respectively, as of the last day of the related Due Period, provided that any Applied Realized Loss Amount allocable to the Class A-II Group shall be allocated among the Class AF-2, Class AF-3 and Class AF-4 Certificates pro rata based upon their respective Certificate Principal Balances (after all distributions of principal on such Distribution Date).

         Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

         Balance Ratio: The meaning provided in Section 4.06(c).

         Bankruptcy Code: Title 11 of the United States Code.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Regular Certificates (other than the Class B-IO and Class XP Certificates) constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-15.

         Certificate Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "EMC Mortgage Corporation in trust for registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Notional Balance: As to any Class A-IO Certificate and (a) any Distribution Date until, but not including the Distribution Date in May, 2003, the lesser of $23,908,000 and the aggregate Stated Principal Balance of the Mortgage Loans in both Loan Group I and Loan Group II as of the last day of the related Due Period and (b) thereafter, zero.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate (other than any Class A-IO, Class B-IO or Residual Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of
(i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
Section 4.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. References herein to the Certificate Principal Balance of a Class of Certificates or a Class A Group shall mean the Certificate Principal Balances of all Certificates in such Class or all Certificates in such Class A Group, as the case may be.

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Group: Any of the Class A-I Group, Class A-II Group and Class A-III Group.

         Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (A) the aggregate Certificate Principal Balance of all of the Senior Certificates immediately prior to such Distribution Date over (B) the lesser of (I) 51.20% of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period and (II) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period less the OC Floor.

         Class AF-1 Certificate: Any Certificate designated as a "Class AF-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class AF-1 Certificates as set forth herein.

         Class AF-1 Pass-Through Rate: On any Distribution Date on or prior to the Optional Termination Date, the lesser of (i) 7.47% per annum and (ii) the Class AF-1 Rate Cap for such Distribution Date, and on any Distribution Date after such Optional Termination Date, the lesser of (i) 7.97% per annum and (ii) the Class AF-1 Rate Cap for such Distribution Date.

         Class AF-1 Rate Cap: With respect to any Accrual Period for the Class AF-1 Certificates through the applicable Accrual Period for such Class relating to the Distribution Date in May, 2003, the Aggregate Groups I and II Net Rate Cap and thereafter, the Group I Net Rate Cap.

         Class AF-2 Certificate: Any Certificate designated as a "Class AF-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class AF-2 Certificates as set forth herein.

         Class AF-2 Margin: As of any Distribution Date, 0.15% per annum.

         Class AF-2 Pass-Through Rate: For the first Distribution Date, 6.76625% per annum. As of any Distribution Date thereafter, the lesser of (i) One-Month LIBOR plus the Class AF-2 Margin and (ii) the Class AF-2 Rate Cap for such Distribution Date.

         Class AF-2 Rate Cap: With respect to any Accrual Period for the Class AF-2 Certificates through the applicable Accrual Period for such Class relating to the Distribution Date in May, 2003, the Aggregate Groups I and II Net Rate Cap and thereafter, the Group II Net Rate Cap.

         Class AF-3 Certificate: Any Certificate designated as a "Class AF-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class AF-3 Certificates as set forth herein.

         Class AF-3 Pass-Through Rate: On any Distribution Date on or prior to the Optional Termination Date, 7.34% per annum, and on any Distribution Date after such Optional Termination Date, 7.84% per annum.

         Class AF-4 Certificate: Any Certificate designated as a "Class AF-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class AF-4 Certificates as set forth herein.

         Class AF-4 Pass-Through Rate: On any Distribution Date on or prior to the Optional Termination Date, 7.81% per annum, and on any Distribution Date after such Optional Termination Date, 8.31% per annum.

         Class A-I Group: The Class A-1 Certificates.

         Class A-II Group: The Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

         Class A-III Group: The Class AV-1 Certificates.

         Class A-IO Certificate: Any Certificate designated as a "Class A-IO Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-IO Certificates as set forth herein.

         Class A-IO Net Rate Cap: For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in both Loan Group I and Loan Group II.

         Class A-IO Pass-Through Rate: On any Distribution Date, the lesser of
(i) 8.00% per annum and (ii) the Class A-IO Net Rate Cap for such Distribution Date.

         Class AV-1 Certificate: Any Certificate designated as a "Class AV-1 Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class AV-1 Certificates as set forth herein.

         Class AV-1 Margin: As of any Distribution Date on or prior to the Optional Termination Date, 0.25% per annum and, as of any Distribution Date after such Optional Termination Date, 0.50% per annum.

         Class AV-1 Pass-Through Rate: For the first Distribution Date, 6.86625% per annum. As of any Distribution Date thereafter, the lesser of (i) One-Month LIBOR plus the applicable Class AV-1 Margin and (ii) the Class AV-1 Rate Cap for such Distribution Date.

         Class AV-1 Rate Cap: For any Distribution Date, the percentage obtained by multiplying (a) the Group III Net Rate Cap by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed during the related Accrual Period.

         Class B Certificate: Any Certificate designated as a "Class B Certificate" on the face thereof, in the form of Exhibit A-9 hereto, representing the right to its Percentage Interest of distributions provided for the Class B Certificates as set forth herein.

         Class B Pass-Through Rate: On any Distribution Date on or prior to the Optional Termination Date, the lesser of (i) 9.00% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date and, on any Distribution Date after the Optional Termination Date, the lesser of (i) 9.50% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date.

         Class B Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Certificate Principal Balance of all of the Senior

Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), and (D) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 88.00% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period less the OC Floor; provided, however, that after the Certificate Principal Balances of the Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates have been reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class B-IO Certificate: Any Certificate designated as a "Class B-IO Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-IO Certificates herein.

         Class B-IO Distribution Amount: With respect to any Distribution Date, the sum of (a) the amount allocable to the Class B-IO Certificates as provided in Section 4.06(c), note 4, for such Distribution Date and all prior Distribution Dates, and (b) $13,450,587.37 (representing the Initial Overcollateralization Amount), less (c) the aggregate of all amounts distributed with respect to the Class B-IO Certificates on prior Distribution Dates.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-7 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein.

         Class M-1 Pass-Through Rate: On any Distribution Date on or prior to the Optional Termination Date, the lesser of (i) 8.04% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date and, on any Distribution Date after such Optional Termination Date, the lesser of (i) 8.54% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Certificate Principal Balance of all of the Senior Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution
Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 65.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period less the OC Floor.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-8 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein.

         Class M-2 Pass-Through Rate: On any Distribution Date on or prior to the Optional Termination Date, the lesser of (i) 8.28% per annum and (ii) the Subordinated Certificates Rate Cap and, on any Distribution Date after such Optional Termination Date, the lesser of (i) 8.78% per annum and (ii) the Subordinated Certificates Rate Cap.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Certificate Principal Balance of all the Senior Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 77.20% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period less the OC Floor.

         Class R Certificate: Any Certificate designated a "Class R Certificate" on the face thereof, in substantially the form set forth in Exhibit A-12 hereto, and evidencing ownership of the Class R-1, Class R-2 and Class R-3 Certificates. The holder of a Class R Certificate can, on request, cause the Trust to issue in its place separate Class R-1, Class R-2 and Class R-3 Certificates.

         Class R-1 Certificate: Any Certificate designated a "Class R-1 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-13 hereto, and evidencing ownership of the residual interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificate as set forth herein.

         Class R-2 Certificate: Any Certificate designated a "Class R-2 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-14 hereto, and evidencing ownership of the residual interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificate as set forth herein.

         Class R-3 Certificate: Any Certificate designated a "Class R-3 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-15 hereto, and evidencing ownership of the residual interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-3 Certificate as set forth herein.

         Class XP Certificate: Any Certificate designated as a "Class XP Certificate" on the face thereof, in the form of Exhibit A-11 hereto, representing the right to its Percentage Interest of distributions provided for the Class XP Certificates as set forth herein.

         Closing Date: November 30, 2000.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (x) the original principal balance of the related Mortgage Loan and (y) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Compensating Interest: With respect to any Mortgage Loan, an amount not to exceed the monthly Servicing Fee, to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 hereof.

         Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located, for Certificate transfer purposes, at the Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Attention: Bear Stearns, ABS 2000-2, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Bear Stearns Asset Backed Securities, Inc. Series 2000-2, or at such other address as the Trustee may designate from time to time.

         Cumulative Loss Event: A Cumulative Loss Event shall have occurred and be continuing if, for any Distribution Date set forth below, Cumulative Net Losses exceed the applicable percentage of the aggregate Certificate Principal Balances of the Offered Certificates as of the Closing Date:


                    Distribution Dates               Percentages
                    ------------------               -----------
                    37th  -  48th..............        3.50%
                    49th  -  60th..............        4.50%
                    61st  -  72nd..............        5.00%
                    73rd and thereafter........        5.50%

         Cumulative Net Losses: As of any date of determination, the sum of the amounts by which the Stated Principal Balance of each Mortgage Loan that became a Liquidated Loan from the Cut-off Date through the end of the calendar month preceding such date of determination exceeds any Liquidation Proceeds with respect thereto.

         Current Interest: As of any Distribution Date, with respect to Certificates of each Class other than the Class XP, Class B-IO and Residual Certificates, the interest accrued on the Certificate Principal Balance or Certificate Notional Balance, as applicable, during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy.

         Cut-off Date: November 1, 2000.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and, in the case of Mortgage Loans other than the Simple Interest Loans, scheduled payments of principal due on or before the Cut-off Date, whether or not received (and in the case of Simple Interest Loans, scheduled payments of principal due on or before the Cut-off Date only if received), but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates: As defined in Section 5.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquency Event: A Delinquency Event shall have occurred and be continuing if at any time, (x) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds (y) 45% of the Senior Enhancement Percentage.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

         Depositor: Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, in trust for registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: As to any Distribution Date, on or before 1:00 p.m. Central time on the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 2000.

         Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Restricted Certificate: Each of the Class M-1, Class M-2, Class B, Class B-IO, Class XP and Residual Certificates.

         Event of Default: As defined in Section 7.01 hereof.

         Excess Cashflow: With respect to any Distribution Date, an amount equal to the sum of (a) the Excess Overcollaterization Amount and (b) the Remaining Excess Spread, in each case for such Distribution Date.

         Excess Overcollaterazation Amount: With respect to any Distribution Date, the excess, if any, of the Overcollaterazation Amount for such Distribution Date over the Specified Overcollaterazation Amount for such Distribution Date.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Master Servicer) up to the first day of the month in which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Expense Fee Rate: 0.515% per annum.

         Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Specified Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

         Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Net Interest Funds for such Distribution Date over (ii) required distributions of interest on the Offered Certificates on such Distribution Date.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         Fixed Rate Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

         Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

         Gross Margin: The percentage set forth in the related Mortgage Note for the Adjustable Rate Mortgage Loans to be added to the Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Adjustable Rate Mortgage Loans.

         Group I Net Rate Cap: For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I.

         Group II Net Rate Cap: For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II.

         Group III Net Rate Cap: For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group III.

         Index: As to any Adjustable Rate Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note. The Master Servicer hereby agrees that should the Index become unavailable, the Master Servicer, on behalf of the Trustee, will select a new index that is based upon comparable information.

         Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         Initial Overcollateralization Amount: The excess of the aggregate Stated Principal Balances of the Mortgage Loans as of the Cut-off Date over the Certificate Principal Balances of the Certificates as of the Closing Date.

         Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carryforward Amount: As of any Distribution Date and with respect to each Class of Certificates other than the Class B-IO, Class XP and Residual Certificates, the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

         Interest Determination Date: With respect to the Certificates which bear an adjustable rate of interest for the first Accrual Period, November 28, 2000. With respect to the Certificates which bear an adjustable rate of interest and any Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         Interest Funds: With respect to each Loan Group, the sum, without duplication, of (i) all scheduled interest (and in the case of Simple Interest Loans, 30 days of interest) collected during the related Due Period with respect to the related Mortgage Loans less the related Servicing Fee, (ii) all Advances relating to interest with respect to the related Mortgage Loans, (iii) all Compensating Interest with respect to the related Mortgage Loans and (iv) Liquidation Proceeds with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to interest), less all amounts relating to interest reimbursed with respect to the related Due Period pursuant to Section 3.08(a).

         Latest Possible Maturity Date: The Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II and REMIC III shall be the Latest Possible Maturity Date.

         LIBOR Business Day: Any day on which banks in the London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances.

         Loan Group: Any of Loan Group I, Loan Group II or Loan Group III.

         Loan Group I: The Mortgage Loans included as such on the Mortgage Loan Schedule, all of which are Fixed Rate Mortgage Loans.

         Loan Group II: The Mortgage Loans included as such on the Mortgage Loan Schedule, all of which are Fixed Rate Mortgage Loans.

         Loan Group III: The Mortgage Loans included as such on the Mortgage Loan Schedule, all of which are Adjustable Rate Mortgage Loans.

         Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Master Servicer Advance Date: As to any Distribution Date, on or before 1:00 p.m. Central time on the Business Day immediately preceding such Distribution Date.

         Master Servicer: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as master servicer hereunder.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's: Moody's Investors Service, Inc.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest, or creating a second lien on or second priority ownership interest, as applicable, in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Repurchase Price: The price, calculated as set forth in
Section 9.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 9.01.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the

Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan and divided into Loan Groups:

                  (i)      the loan number;

                  (ii)     [Reserved];

                  (iii)    the Appraised Value;

                  (iv)     the Initial Mortgage Rate;

                  (v)      the maturity date;

                  (vi)     the original principal balance;

                  (vii)    the Cut-off Date Principal Balance;

                  (viii)   the first payment date of the Mortgage Loan;

                  (ix)     the Scheduled Payment in effect as of the Cut-off
                           Date;

                  (x) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination;

                  (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                  (xii) a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a condominium unit or (c) a two- to four-unit residential property;

                  (xiii)   with respect to each Adjustable Rate Mortgage Loan;

                           (a)   the frequency of each Adjustment Date;

                           (b)   the next Adjustment Date;

                           (c)   the Maximum Mortgage Rate;

                           (d)   the Minimum Mortgage Rate;

                           (e)   the Mortgage Rate as of the Cut-off Date;

                           (f)   the related Periodic Rate Cap;

                           (g)   the Gross Margin; and

                           (h)   the purpose of the Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under
(vii) above for all of the Mortgage Loans.

         Mortgage Loans: Such of the Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in
Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligors on a Mortgage Note.

         Net Interest Funds: As to any Distribution Date and a Loan Group, the Interest Funds for such Loan Group minus the Trustee Fee calculated on the basis of the Mortgage Loans in such Loan Group and other amounts reimbursable to the Trustee pursuant to Section 3.08(b).

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of the Servicing Fee Rate and the Trustee Fee Rate.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Nonrecoverable Advance: Any portion of a Servicing Advance or an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         OC Floor: 0.50% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Offered Certificates: The Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class A-IO Certificates, Class AV-1 Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates.

         Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller and/or the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR calculated for the first Accrual Period shall equal 6.61625% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must
(i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of each Loan Group created hereunder as a result of the purchase of all of the Mortgage Loans pursuant to the last sentence of Section 9.01 hereof.

         Optional Termination Date: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

         Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

         Originator: Any of the entities which either originated or acquired a Mortgage Loan and transferred such Mortgage Loan to the Seller.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period over the Certificate Principal Balances of the Certificates on such date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates on such Distribution Date).

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to each Class of Certificates other than the Class B-IO, Class XP and Residual Certificates, the respective interest rates subject to the respective interest rate caps as set forth in Section 5.01.

         Percentage Interest: With respect to any Certificate of the related Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

         Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date except that the Initial Adjustment Dates for certain of the 2/28 Mortgage Loans and 3/27 Mortgage Loans are subject to a provision that limits permissible increases and decreases in the Mortgage Rates as provided in the related Mortgage Notes.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iii) [Reserved];

                  (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

                  (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

                  (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (x) interests in any money market fund (including any such fund managed or advised by the Trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and

                  (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

         provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners), or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more

United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

         Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 3.12 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         Principal Distribution Amount: With respect to each Distribution Date, the sum of (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date less (z) any Excess Overcollateralization Amount for such Distribution Date.

         Principal Funds: With respect to any Distribution Date, the sum, without duplication, of (i) the scheduled principal (or in the case of the Simple Interest Loans, the actual principal) collected during the related Due Period or Advanced (other than in the case of Simple Interest Loans) on or before the related Master Servicer Advance Date, (ii) Principal Prepayments collected during the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer with respect to the related Prepayment Period, (iv) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(c) and (v) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal) less all amounts relating to principal reimbursed with respect to the related Due Period pursuant to Section 3.08(a).

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

         Prospectus Supplement: The Prospectus Supplement dated November 21, 2000 relating to the public offering of the Offered Certificates.

         PUD: A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Seller or purchased by the Master Servicer, as applicable, pursuant to Section 2.02 or 2.03 hereof or by the Depositor pursuant to Section
2.04 hereof or (y) that the Master Servicer has a right to purchase pursuant to
Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Seller (and the Seller is the Master Servicer) or by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase and (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Seller (and the Seller is the Master Servicer) or by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Seller (and the Seller is the Master Servicer) or by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the first day of the month in which the Purchase Price is to be distributed to Certificateholders.

         Rating Agency: Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation plus any reduction in the interest component of the Scheduled Payments. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the related Scheduled Payment was reduced. With respect to each Mortgage Loan that has become the subject of a Servicing Modification, a loss resulting from such Servicing Modification.

         Record Date: With respect to the Certificates which bear a fixed rate of interest, the Class B-IO, Class XP and Residual Certificates and (a) the first Distribution Date, the Closing Date; and (b) with respect to any other Distribution Date the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs. With respect to any Distribution Date and the Certificates which bear an adjustable rate of interest, the Business Day preceding such Distribution Date.

         Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding balance of the Certificates which bear an adjustable rate of interest on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding balance of the Certificates which bear an adjustable rate of interest on such Interest Determination Date.

         Reference Banks: Barclays Bank PLC, Citibank, N.A. and Deutsche Bank AG, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof and (iii) which have been designated as such by the Trustee.

         Regular Certificate: Any Certificate other than a Residual Certificate.

         Remaining Excess Spread: With respect to any Distribution Date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets described in Section 4.06(a).

         REMIC I Certificates: The REMIC I Regular Interests and the Class R-1 Certificate.

         REMIC I Regular Interests: As defined in Section 4.06(b).

         REMIC II: The segregated pool of assets described in Section 4.06(a).

         REMIC II Certificates: The REMIC II Regular Interests and the Class R-2 Certificate.

         REMIC II Regular Interests: As defined in Section 4.06(c).

         REMIC III: The segregated pool of assets described in Section 4.06(a).

         REMIC III Certificates: The REMIC III Regular Interests and the Class R-3 Certificate.

         REMIC III Regular Interests: As defined in Section 4.06(d).

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         Remittance Report: As defined in Section 4.04(p).

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or 1% per annum lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or 1% per annum lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; and (c) have the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or 1% per annum lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) be accruing interest at a rate not more than 1% per annum higher or 1% per annum lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vii) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or visa versa; (viii) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (ix) have the same lien priority as the Deleted Mortgage Loan; (x) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (xi) comply with each representation and warranty set forth in Section 2.03 hereof.

         Request for Release: The Request for Release to be submitted by the Master Servicer to the Trustee, substantially in the form of Exhibit H. Each Request for Release furnished to the Trustee by the Master Servicer shall be in duplicate and shall be executed by a Servicing Officer (or, if furnished electronically to the Trustee, shall be deemed to have been sent and executed by a Servicing Officer) of the Master Servicer.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Residual Certificate: The Class R Certificate, which represents each of the Class R-1, Class R-2 and Class R-3 Certificates until the Class R Certificate is exchanged for a Class R-1, Class R-2 and Class R-3 Certificate, and then each of the Class R-1, Class R-2 and Class R-3 Certificates.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Seller: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         Senior Certificates: The Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class A-IO Certificates and Class AV-1 Certificates.

         Senior Enhancement Percentage: As to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate of the Certificate Principal Balances of the Class M-1, Class M-2 and Class B Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including, without limitation, realtors' commissions) and (iv) compliance with the obligations under Section 3.10 (including advances made because of the existence of any deductible clause on any forced place insurance).

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

         Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Master Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Master Servicer in accordance with Section 3.05(a) hereof which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Simple Interest Loan: A Mortgage Loan that provides for a daily accrual of interest.

         Specified Overcollateralization Amount: Prior to the Stepdown Date, 6.00% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and on and after the Stepdown Date, 12.00% of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a minimum amount equal to the OC Floor; provided that, if on any Distribution Date a Trigger Event has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the then current Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists.

         Specified Senior Enhancement Percentage: 48.80%.

         Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (a) in the case of each Mortgage Loan other than a Simple Interest Loan, the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment) and
(ii) in the case of each Simple Interest Loan, the principal portion of the Scheduled Payments that were received by the Master Servicer as of the close of business on the Determination Date related to such Distribution Date and (b) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with
Section 3.12 with respect to such

Mortgage Loan, that were received by the Master Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero immediately following the Prepayment Period in which such Mortgage Loan becomes a Liquidated Loan. References herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group at such time.

         Stepdown Date: The later to occur of (i) the Distribution Date in December 2003 or (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the related Mortgage Loans on such Distribution Date, but prior to any applications of Principal Funds to the Certificates) is greater than or equal to the Specified Senior Enhancement Percentage.

         Subordinated Certificates: The Class M-1, Class M-2, Class B, Class B-IO and Residual Certificates.

         Subordinated Certificates Rate Cap: For any Distribution Date

                  (a) with respect to any Accrual Period for the Class M-1, Class M-2 and Class B Certificates through the Accrual Period relating to the Distribution Date in May, 2003, the lesser of (i) the Aggregate Groups I and II Net Rate Cap and (ii) the Group III Net Rate Cap, and

                  (b) thereafter, the least of (i) the Group I Net Rate Cap,
         (ii) the Group II Net Rate Cap and (iii) the Group III Net Rate Cap.

         Subservicer: As defined in Section 3.02(a).

         Subservicing Agreement: As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation 'ss' 1.860F-4(d) and temporary Treasury regulation 'ss' 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

         3/27 Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 36 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Transfer Affidavit: As defined in Section 5.02(c).

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Trigger Event: With respect to any Distribution Date after the Stepdown Date, a Trigger Event exists if either a Cumulative Loss Event or a Delinquency Event shall have occurred and be continuing.

         Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and (except with respect to Simple Interest Loans) all interest accruing and principal due with respect thereto after the Cut-off Date (and with respect to the Simple Interest Loans interest and principal received after the Cut-off Date) to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Certificate Account pursuant to Section 3.05(b)(ii); (ii) the Certificate Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee: Wells Fargo Bank Minnesota, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to the product of 1/12th of the Trustee Fee Rate and the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the first day of the related Due Period.

         Trustee Fee Rate: 0.015% per annum.

         Turbo Amount: As defined in Section 4.06(c).

         2/28 Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 24 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Unpaid Realized Loss Amount: As of any Distribution Date, and each Class of Certificates other than the Class A-IO, Class B-IO, Class XP and Residual Certificates, the excess of (i) the Applied Realized Loss Amount for such Class over (ii) the sum of all distributions on such Class in reduction of the Applied Realized Loss Amount for such Class on all previous Distribution Dates.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated 95% to the Offered Certificates, 4% to the Class B-IO Certificates and 1% to the Residual Certificates, with the allocation among the Certificates other than the Class B-IO and Residual Certificates to be in proportion to the Certificate Principal Balance (and, so long as the Class A-IO Certificates are outstanding, its Class Notional Balance) of each Class relative to the Certificate Principal Balance (or Certificate Notional Balance) of all other such Classes, and with the allocation among the Residual Certificates being one-third of 1% to each of the Class R-1, Class R-2 and Class

R-3 Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II.

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01. Conveyance of Mortgage Loans.

                  The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, other than (except with respect to Simple Interest Loans) interest and principal due on or before the Cut-off Date.

                  The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

                  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

                  In connection with any such transfer and assignment, the Depositor has delivered to, and deposited with, the Trustee for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "Wells Fargo Bank Minnesota, National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2000-2," and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon, (iii) the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage, in recordable form, with respect to each Mortgage Loan in the name of "Wells Fargo Bank Minnesota, National Association, as Trustee for certificateholders of
Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2000-2," (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that the assignment of the Mortgage to the Trustee will not be required to be submitted for recording with respect to any Mortgage Loan if the Trustee shall have received an Opinion of Counsel satisfactory to the Trustee stating that in such counsel's opinion, the recordation of the assignment to the Trustee of the Mortgage securing a particular Mortgage Note is not necessary to transfer to the assignee thereof all the benefits and security provided by the Mortgage as against the related assignor or any creditor of such assignor, and the Mortgage will continue to secure the Mortgage Note to the same extent as if the Mortgage Note and Mortgage had not been assigned and delivered; and provided, further, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below:
(x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Master Servicer or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Seller may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Seller shall deliver such documents to the Trustee promptly after they are received. The Master Servicer shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee (a) that recording of the assignment of the Mortgage to the Trustee is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders in and to any Mortgage Loan, (b) a court recharacterizes the sale of the Mortgage Loans as a financing, or (c) as a result of any change in or amendment to the laws of a State in which recording was not effected or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Trustee shall cause the Master Servicer, at the Master Servicer's expense, to cause each such previously unrecorded assignment to be submitted for recording as specified above. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Release, the Trustee shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

                  Section 2.02. Acceptance by Trustee of the Mortgage Loans.

                  (a) The Trustee acknowledges receipt of, subject to its further review and the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to
Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee will deliver an Initial Certification in the form annexed hereto as Exhibit C-1 confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 45 days after the Closing Date (or, with respect to any Replacement Mortgage Loan, within 5 Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and Master Servicer an Interim Certification substantially in the form annexed hereto as Exhibit C-2. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (b)(iv) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall include such information in the exception report attached to Exhibit C-2. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (b) No later than 180 days after the Closing Date (or with respect to any Replacement Mortgage Loan, within 5 Business Days after the receipt by the Trustee thereof) , the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and Master Servicer, a Final Certification substantially in the form annexed hereto as Exhibit C-3. In conducting such review, the Trustee will ascertain whether (i) each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee has received either an original or a copy thereof, as required in Section 2.01(b) (provided, however, that with respect to those documents described in subclauses (b)(iv) and (b)(vi) of
Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subclauses); and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance), if available, or a copy thereof, whenever a title insurance binder or commitment or other assurance of title was originally delivered to the Trustee. If the Trustee finds any document discussed in clauses (i) or (ii) of the preceding sentence with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall note such defect in the exception report attached to the Final Certification, if the Final Certification is to be delivered within the next 45 days, or otherwise promptly notify the Seller. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the

Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Trustee for deposit in the Distribution Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer, to the Trustee. Upon deposit of the Purchase Price in the Certificate Account and receipt of a Request for Release, the Trustee shall release to the Seller the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Purchase Price in the Certificate Account was received by the Trustee. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

                  Section 2.03. Representations, Warranties and Covenants of the
                                Master Servicer and the Seller.

                  (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

                  (i) The Master Servicer is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Master Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

                  (b) The Seller hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

                  (i) The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this

         Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                  (vii) With respect to each Mortgage Loan, as of the Cut-off Date (unless otherwise expressly provided):

                  (A) The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

                  (B) Except for approximately 3.82% of the Mortgage Loans in Loan Group I, approximately 3.34% of the Mortgage Loans in Loan Group III and approximately 5.32% of the Mortgage Loans in Loan Group II (each by Stated Principal Balance as of the Cut-off Date), all payments required to be made prior to the Cut-off Date have been made and no Mortgage Loan is delinquent thirty-one (31) or more days; and the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under the Mortgage Loan.

                  (C) Except with respect to taxes, insurance and other amounts previously advanced by the Master Servicer with respect to any Mortgage Loan, to the best of Seller's knowledge, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

                  (D) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File.

                  (E) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                  (F) All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan (together, in the case of a Mortgage Loan that is not a first priority lien, with the outstanding principal balance of any liens that are prior to the related Mortgage Loan lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense and, on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to obtain reimbursement therefor from the Mortgagor. Each Mortgage Loan has in place a fully-paid life of loan flood certification from a Fannie Mae or Freddie Mac approved vendor, assigned in care of the Master Servicer or its designee, which provides for notification to the Master Servicer or its designee, of changes in designated flood areas which would affect such Mortgage Loan.

                  (G) Any and all requirements of any federal, state or local law including, usury, truth in lending, real estate settlement procedures including, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

                  (H) The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

                  (I) The Mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (3) in the case of a Mortgage that is not a first priority lien, the first lien on the Mortgaged Property identified in the related Mortgage File, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Seller has full right to sell and assign the Mortgage to the Depositor.

                  (J) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

                  (K) All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

                  (L) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

                  (M) Immediately prior to the conveyance of the Mortgage Loans by the Seller to the Depositor hereunder, the Seller was the sole owner and holder of the Mortgage Loan and the related servicing rights and the related Originator or the Seller was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and the Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights to the Depositor pursuant to the terms of this Agreement.

                  (N) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

                  (O) The Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (I)(1) and (2) above) the Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage, if applicable, in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and/or Mortgage providing for adjustment in the Mortgage Rate and monthly payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller (as assignee) is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

                  (P) Except as provided in clause (B), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

                  (Q) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

                  (R) All improvements which were considered in any appraisal which was used in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                  (S) [Reserved]

                  (T) The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standard, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, all such payments are in the possession or under the control of the Seller and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

                  (U) The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

                  (V) The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

                  (W) The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

                  (X) [Reserved]

                  (Y) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (Z) No Mortgage Loan contains a permanent or temporary "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

                  (AA) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan. The Seller has maintained or caused to be maintained all such statements in the Mortgage File.

                  (BB) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

                  (CC) To the best of Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

                  (DD) The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (EE) Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                  (FF) [Reserved].

                  (GG) The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by Fannie Mae or a manufactured dwelling which conforms with Fannie Mae and Freddie Mac requirements regarding such dwellings, or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

                  (HH) [Reserved]

                  (II) With respect to the Adjustable Rate Mortgage Loans, on each Adjustment Date, the Mortgage Rate shall be adjusted to equal the respective Index plus the respective Gross Margin (in the case of the Six-Month LIBOR Mortgage Loans rounded up or down to the nearest 0.125%), subject to the Periodic Rate Cap and the Maximum Mortgage Rate as set forth in the respective Mortgage Note. None of the Mortgage Loans contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable rate mortgage loan to a fixed rate mortgage loan. The principal and interest due on each Mortgage Loan is calculated pursuant to the standard amortization method (30/360 day interest accrual).

                  (JJ) Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted sub-prime credit underwriting guidelines.

                  (KK) No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller or the related Originator.

                  (LL) As of the Cut-off Date, none of the Mortgage Loans in Loan Group I was subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or was out of compliance with any comparable state law (to the extent applicable). The Seller has procedures in place to ensure compliance with the requirements of HOEPA and any comparable state law (to the extent applicable) and the Initial Mortgage Loans in Loan Group 1 were originated in compliance with such procedures and requirements.

                  (MM) No proceeds from any Mortgage Loan in Loan Group I were used to finance single-premium credit, life and disability insurance policies.

                  (NN) No Mortgage Loan imposes a Prepayment Charge for a term in excess of five years.

                  (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) or (b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. Any breach of a representation or warranty contained in clauses (LL), (MM) and/or (NN) above, shall be deemed to affect materially and adversely the interests of the Certificateholders. Each of the Master Servicer and the Seller (each, a "Representing Party") hereby covenants with respect to the representations and warranties set forth in Sections 2.03(a) and (b), respectively, that within 90 days of the discovery of a breach of any representation or warranty set forth herein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured,
(i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to
(i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. Any Representing Party liable for a breach under this Section 2.03 shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, any Representing Party liable for a breach under this Section
2.03 shall, unless it cures such breach in a timely fashion pursuant to this
Section 2.03, promptly notify the Master Servicer whether such Representing Party intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Representing Party's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Representing Party's lack of knowledge with respect to the substance of such representation or warranty, the Representing Party shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

                  With respect to any Replacement Mortgage Loan or Loans, the Seller delivering such Replacement Mortgage Loan shall deliver to the Trustee for the benefit of the Certificateholders the documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller delivering such Replacement Loan on such Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller delivering such Replacement Mortgage Loan shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Representing Party the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment as have been prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be deposited into the Certificate Account by the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.08 on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  (d) The representations and warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

                  Section 2.04. Representations and Warranties of the Depositor.

                  The Depositor hereby represents and warrants to the Master Servicer and the Trustee as follows, as of the date hereof and as of the Closing
Date:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

                  The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in the two immediately preceding paragraphs shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in the immediately preceding paragraph (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency. The Depositor hereby covenants with respect to the representations and warranties made by it in this
Section 2.04 that within 90 days of the earlier of the discovery by it or receipt of written notice by it from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall repurchase or replace the affected Mortgage Loan or Loans in accordance with the procedure set forth in Section 2.03(c).

                  Section 2.05. Delivery of Opinion of Counsel in Connection
                                with Substitutions and Repurchases.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or 2.04 shall be made unless the Representing Party making such repurchase or substitution delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II or REMIC III or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

                  (b) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

                  Section 2.06. Authentication and Delivery of Certificates.

                  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                  Section 2.07. Covenants of the Master Servicer.

                  The Master Servicer hereby covenants to the Depositor, the Trustee as follows:

                  (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

                  (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (c) The Master Servicer shall accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories, to the extent such reporting remains customary and prudent in the servicing of mortgage loans similar to the Mortgage Loans. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                                  ARTICLE III.

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS


                  Section 3.01. Master Servicer to Service Mortgage Loans.

                  For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers (other than a waiver of a Prepayment Charge) and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement. The Master Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under the REMIC Provisions, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  The Master Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

                  Section 3.02. Subservicing; Enforcement of the Obligations of
                                Master Servicer.

                  (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

                  (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

                  Section 3.03. Rights of the Depositor, the Trustee in Respect
                                of the Master Servicer.

                  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and none of them is obligated to supervise the performance of the Master Servicer hereunder or otherwise.

                  Section 3.04. Trustee to Act as Master Servicer.

                  In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall pursuant to Section 7.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.10 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03, or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section
6.02 hereof. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of termination following any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

                  The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

                  Section 3.05. Collection of Mortgage Loan Payments;
                                Certificate Account; Distribution Account.

                  (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or penalty interest (other than a Prepayment Charge) in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 4.01. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) the Mortgage Loan is in default or default is imminent or (y) the Master Servicer delivers to the Trustee a certification, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of a Mortgage Loan will not result in the imposition of taxes on or disqualify, any REMIC formed hereunder, the Master Servicer may, (A) amend any Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that, (i) in the case of a Fixed Rate Mortgage Loan, such reduced Mortgage Rate shall in no event be lower than 7.50% and (ii) in the case of an Adjustable Rate Mortgage Loan, only if the related Mortgage Index, Gross Margin and existing interest rate parameters and/or payment parameters remains the same and (B) amend any Mortgage Note to extend to the maturity thereof.

                  (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans, other than Simple Interest Loans, on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (other than, in the case of a Simple Interest Loan, interest paid in excess of 30 days interest) on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) all Compensating Interest;

                  (v) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.10 hereof;

                  (vii) the Purchase Price and any Substitution Adjustment
         Amount;

                  (viii) all Advances made by the Master Servicer pursuant to
         Section 4.01;

                  (ix) all Prepayment Charges collected by the Master Servicer; and

                  (x) any other amounts required to be deposited hereunder.

                  The foregoing requirements for remittance by the Master Servicer into the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the institution maintaining the Certificate Account, to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Certificate Account, that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

                  (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (i) $100 provided to the Trustee on the Closing Date to be used to pay principal on Class XP Certificates on the Distribution Date in July, 2005, receipt of which is hereby acknowledged by the Trustee;

                  (ii) the aggregate amount remitted by the Master Servicer pursuant to the second paragraph of Section 3.08(a); and

                  (iii) any amount required to be deposited by the Trustee pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

                  The foregoing requirements for remittance by the Master Servicer and deposit by the Trustee into the Distribution Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering a written notice to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

                  (d) [Reserved.]

                  (e) Each institution that maintains the Certificate Account or the Distribution Account shall invest the funds in each such account, as directed by the Master Servicer in the case of the Certificate Account and as directed by the Trustee in the case of the Distribution Account, in Permitted Investments which shall mature not later than (i) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the case of (x) the Certificate Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein and (y) the Distribution Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Trustee as additional compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of any such investments shall be deposited by the Master Servicer into the Certificate Account or by the Trustee into the

Distribution Account, as applicable, out of, respectively, the Master Servicer's own funds or the Trustee's own funds immediately as realized.

                  (f) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Certificate Account prior to any change thereof. The Trustee shall give at least 30 days advance notice to the Master Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

                  Section 3.06. Collection of Taxes, Assessments and Similar
                                Items; Escrow Accounts.

                  To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

                  Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with
Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

                  Section 3.07. Access to Certain Documentation and Information
                                Regarding the Mortgage Loans.

                  The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

                  Section 3.08. Permitted Withdrawals from the Certificate
                                Account and the Distribution Account.

                  (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Master Servicer (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Master Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

                  (vi) to pay to the Seller, the Depositor or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section
         6.03 hereof;

                  (viii) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  In addition, no later than 1:00 p.m. Central time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the amount of Interest Funds, Principal Funds and the Prepayment Charges collected, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to subclauses
(i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

                  (b) The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay itself the Trustee Fee and certain expenses and indemnification amounts as provided in Section 8.05, for the related Distribution Date;

                  (ii) to pay to itself, as additional compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                  (iii) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein; and

                  (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

                  Section 3.09. [Reserved.]

                  Section 3.10. Maintenance of Hazard Insurance.

                  The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located with an insurer which is licensed to do business in the state where the Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

                  In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall constitute a Servicing Advance. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

                  Section 3.11. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

                  (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its servicing standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

                  Section 3.12. Realization Upon Defaulted Mortgage Loans;
                                Determination of Excess Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.

                  (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to
Section 3.08 hereof). If the Master Servicer reasonably believes that Net Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer will give notice of any such charge-off to the Trustee. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

                  With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

                  In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in section 860F of the Code or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject any of REMIC I, REMIC II or REMIC III to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

                  The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Certificate Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Proceeds shall be retained by the Master Servicer as additional servicing compensation.

                  The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(v) or this Section 3.12; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to
Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

                  (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Proceeds and Realized Losses, if any, for the related Prepayment Period.

                  (c) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of a Request for Release from the Master Servicer, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security.

The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  (d) The Master Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Master Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Master Servicer's discretion so warrant such action.

                  Section 3.13. Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee by delivering a Request for Release; provided, however, that in the case of a Mortgage Loan secured by a Mortgaged Property located in California, the related Mortgage File shall be released by the Trustee upon receipt by it of a Request for Release from the Master Servicer indicating that the Mortgage Loan is secured by Mortgaged Property located in California and that the Master Servicer reasonably expects that payment in full of such Mortgage Loan will be received promptly. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Distribution Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release signed by a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Trustee shall deliver the Request for Release to the Master Servicer.

                  If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee to be returned to the Trustee within 21 calendar days after possession thereof shall have been released by the Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Trustee a Request for Release or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

                  Section 3.14. Documents, Records and Funds in Possession of
                                Master Servicer to be Held for the Trustee.

                  Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account or Distribution Account or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

                  Section 3.15. Servicing Compensation.

                  As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to its Servicing Fee at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

                  Additional servicing compensation in the form of any Excess Proceeds, assumption fees, late payment charges (but not Prepayment Charges), all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Certificate Account shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 or 3.12(a) hereof and, with respect to any Due Date, any interest paid on Simple Interest Loans in excess of 30 days interest. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

                  Section 3.16. Access to Certain Documentation.

                  The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  Section 3.17. Annual Statement as to Compliance.

                  The Master Servicer shall deliver to the Depositor and the Trustee within 120 days after June 30 of each year commencing June 30, 2001, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

                  Section 3.18. Annual Independent Public Accountants' Servicing
                                Statement; Financial Statements.

                  Within 120 days after June 30 of each year, beginning with June 30, 2001, the Master Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, Depositor and the Seller in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such report is delivered by the Master Servicer to the Trustee.

                                   ARTICLE IV.

                                DISTRIBUTIONS AND
                         ADVANCES BY THE MASTER SERVICER

                  Section 4.01. Advances.

                  Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make an Advance and deposit such Advance in the Certificate Account. Each such Advance shall be remitted to the Certificate Account no later than 1:00 p.m. Central time on the Master Servicer Advance Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination.

                  In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Certificate Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

                  Section 4.02. Reduction of Servicing Compensation in
                                Connection with Prepayment Interest Shortfalls.

                  In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor, the Master Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Certificate Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders.

                  Section 4.03. REMIC Distributions.

                  On each Distribution Date the Trustee shall allocate distributions to the REMIC I Regular Interests, the REMIC II Regular Interests, and the REMIC III Regular Interests, in accordance with Section 4.06 hereof.

                  Section 4.04. Distributions.

                  (a) On the Distribution Date in July, 2005, an amount equal to $100 shall be distributed on the Class XP Certificates to reduce the Certificate Principal Balance thereof to zero. On each Distribution Date, the Trustee shall make the following allocations from the Distribution Account (i) on any Distribution Date on or before the July 2005 Distribution Date an amount equal to the Prepayment Charges received in the related Prepayment Period shall be distributed to the Class XP Certificates, and (ii) an amount equal to the Net Interest Funds and Principal Funds for such Distribution Date shall be distributed in the following order of priority:

         First, to pay accrued and unpaid interest on the Offered Certificates, in the following order of priority:

         1. From Net Interest Funds in respect of Loan Group I and Loan Group II, in proportion to the amounts of Net Interest Funds relating to each such Loan Group, to the Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

         2. (a) From remaining Net Interest Funds in respect of Loan Group I, to the Class AF-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such Class, (b) from remaining Net Interest Funds in respect of Loan Group II, to each Class in the Class A-II Group, Current Interest and any Interest Carry Forward Amount for such Class, on a pro rata basis in accordance with the amount of accrued interest due thereon, and (c) from Net Interest Funds in respect of Loan Group III, to the Class AV-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

         3. From remaining Net Interest Funds in respect of Loan Group I, Loan Group II and Loan Group III, to the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates, sequentially, in that order, the Current Interest and any Interest Carry Forward Amount for each such Class;

         4. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Specified
                  Overcollateralization Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

         5. Any Remaining Excess Spread will be added to any Excess Overcollateralization Amount and will be applied as Excess Cashflow pursuant to clauses second (D) through eighth, below.

         Notwithstanding the provisions of clauses first 4 and 5, above, on the first Distribution Date, all Excess Spread will be paid to the holders of the Class B-IO Certificates.

         Second, to pay as principal on the Offered Certificates entitled to payments of principal, in the following order of priority:

(A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

         1. To the Senior Certificates entitled to payments of principal as follows: the Principal Distribution Amount to (a) the Class AF-1 Certificates, (b) the Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates, sequentially, in that order, and (c) the Class AV-1 Certificates, pro rata, based on the Principal Funds for such Distribution Date from each of Loan Group I, Loan Group II and Loan Group III, respectively, in each case until the Certificate Principal Balance of the respective Class is reduced to zero;

         2. To the Class M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class B Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

(B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

         1. To the Senior Certificates entitled to payments of principal, as follows: from the Principal Distribution Amount, the Class A Principal Distribution Amount to (a) the Class AF-1 Certificates, (b) Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates, sequentially, in that order, and (c) the Class AV-1 Certificates, pro rata, based on the Principal Funds for such Distribution Date from each of Loan Group I, Loan Group II and Loan Group III, respectively, in each case until the Certificate Principal Balance of the respective Class is reduced to zero;

         2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class B Certificates, from any remaining Principal Distribution Amount, the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(C) Notwithstanding the provisions of clauses second (A) and (B), if on any Distribution Date all of the Senior Certificates of a Class A Group or Groups are no longer outstanding, the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to such Class A Group or Groups will be allocated to the remaining Class A Group or Groups, pro rata in accordance with the aggregate Certificate Principal Balances of the outstanding Senior Certificates of the Class A Group or Groups to which such funds are allocated, except that the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to the Class A-II Group or Class A-III Group shall be payable to the Class AF-1 Certificates only if no other Classes of Senior Certificates are outstanding; and

(D) Notwithstanding the provisions of clauses second (A) and (B), if on any Distribution Date the pro rata portion of the Class A Principal Distribution Amount allocated to a Class A Group is insufficient to pay to the related Senior Certificates the principal to which they are entitled under clause second (B) (1), any Excess Cashflow will be allocated in an amount equal to the lesser of the deficiency and the aggregate amount of such Excess Cashflow, and if the pro rata portion of the Class A Principal Distribution Amount is insufficient in more than one Class A Group, then pro rata based upon the respective amounts of such deficiencies, except that Excess Cashflow shall be payable to the Class AF-1 Certificates only if no other Classes of Senior Certificates are outstanding

         Third, to the Senior Certificates as follows: from any remaining Excess Cashflow, pro rata based on the Principal Funds for such Distribution Date from each of Loan Group I, Loan Group II and Loan Group III to (a) the Class AF-1 Certificates an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date, (b) the Class AF-2 Certificates, the Class AF-3 and the Class AF-4 Certificates, sequentially, in that order, an amount equal to any Unpaid Realized Losses for the applicable Class for such Distribution Date and
(c) the Class AV-1 Certificates an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date.

         Fourth, from any remaining Excess Cashflow, to the Class M-1 Certificates an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date;

         Fifth, from any remaining Excess Cashflow, to the Class M-2 Certificates any amount equal to Unpaid Realized Losses for such Class for such Distribution Date;

         Sixth, from any remaining Excess Cashflow, to the Class B Certificates any amount equal to Unpaid Realized Losses for such Class and such Distribution Date;

         Seventh, from any remaining Excess Cashflow, to the Class B-IO Certificates the Class B-IO Distribution Amount; and

         Eighth, any remaining amounts to the Class R Certificate in respect of the applicable Class of Residual Certificates based on the REMIC in which such amounts remain; and if the Class R Certificate has been exchanged for the Class R-1, Class R-2 and Class R-3 Certificates, to such applicable Class based on the related REMIC in which such amounts remain.

                  (b) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

                  (c) On or before 5:00 p.m. Central time on the 18th day of each month or, if such 18th day is not a Business Day, on the next preceding Business Day, the Master Servicer shall deliver a report to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information as agreed to by the Master Servicer and the Trustee such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report"). The Trustee shall, provide to the Master Servicer a monthly Statement of the account activity in the Distribution Account by the 15th day of the month following the Distribution Date.

                  Section 4.04A. Allocation of Realized Losses

                  Any Realized Losses with respect to the Mortgage Loans in the aggregate or the Mortgage Loans in a particular Loan Group, as applicable, shall be applied on each Distribution Date after the distributions provided for in
Section 4.04 in reduction of the Certificate Principal Balance of the Class or Classes of Certificates as provided in the definition of Applied Realized Loss Amount.

                  Section 4.05. Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of a Class of Certificates of the Trust Fund, the Master Servicer and the Depositor a statement setting forth for the Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

                  (ii) the amount of such distribution to Holders of each Class allocable to interest;

                  (iii) the Certificate Principal Balance or Certificate Notional Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (iv) the aggregate of the Stated Principal Balances of all of the Mortgage Loans and of the Mortgage Loans in each Loan Group for the following Distribution Date;

                  (v) the related amount of the Servicing Fees paid to or retained by the Master Servicer;

                  (vi) the Pass-Through Rate for each Class of Offered Certificates with respect to the current Accrual Period;

                  (vii) any interest carryforward amount for each Class of Offered Certificates;

                  (viii) [reserved];

                  (ix) the amount of Advances for each Loan Group included in the distribution on such Distribution Date;

                  (x) the cumulative amount of Applied Realized Loss Amounts to date and, in addition, if the Certificate Principal Balances of the Class M-1, Class M-2 and Class M-3 Certificates have all been reduced to zero, the cumulative amount of Applied Realized Loss Amounts allocated to each of the Class A-I Group, Class A-II Group and Class A-III Group;

                  (xi) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 or more days and (4) in bankruptcy, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 or more days and (4) in bankruptcy, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xii) with respect to any Mortgage Loan that was liquidated during the preceding calendar month in each Loan Group, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiii) the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of such Distribution Date;

                  (xiv) the Realized Losses for each Loan Group during the related Prepayment Period and the cumulative Realized Losses for each Loan Group through the end of the preceding month; and

                  (xv) whether a Trigger Event exists.

                  The Trustee may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website and its fax-on-demand service. The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

                  (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee will make available and notify or send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency.

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to the Master Servicer and upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses
(a)(i), (a)(ii) and (a)(vi) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.11.

                  Section 4.06. REMIC Designations and Allocations.

                  (a) The Trustee shall elect that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans, the Certificate Account, the Distribution Account, any REO Property, and any proceeds of the foregoing. The REMIC I Regular Interests (other than the Class XP Certificates) shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III.

                  (b) REMIC I will be evidenced by (x) the Class Im, Class IIm, Class IIIm, Class OO, Class LL and Class MM interests and the Class XP Certificates (together, the "REMIC I Regular Interests"), which (i) (other than Class XP Certificates) will be uncertificated and non-transferable, and (ii) are hereby designated as the "regular interests" in REMIC I and (y) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-1 Certificate, the "REMIC I Certificates"). The REMIC I Regular Interests (other than the Class XP Certificates) shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

                  1% of the principal payments on the Mortgage Loans in Loan Group I will be paid to (and 1% of the Realized Losses on the Mortgage Loans in Loan Group I will be allocated to ) Class Im; 1% of the principal payments on the Mortgage Loans in Loan Group II will be paid to (and 1% of the Realized Losses on the Mortgage Loans in Loan Group I and Loan Group II will be allocated to ) Class IIm; and 1% of the principal payments on the Mortgage Loans in Loan Group III will be paid to (and 1% of the Realized Losses on the Mortgage Loans in Loan Group III will be allocated to ) Class IIIm. 99% of the principal payments on the Mortgage Loan in Loan Group I and Loan Group II will be paid to (and 99% of the Realized Losses on the Mortgage Loans in Loan Group I and Loan Group II will be allocated to) Class MM, until paid in full and then to Class OO. 99% of the principal payments on the Mortgage Loans in Loan Group III will be paid to (and 99% of the Realized Losses on the Mortgage Loans in Loan Group III will be allocated to) Class LL. Notwithstanding the above, the principal on the Class XP will be paid only as provided in Section 4.04.

                  The REMIC I Certificates will have the following designations, initial principal balances and pass-through rates:

                                                                      Pass-
              REMIC I                Initial Principal               Through
            Certificates                  Balance                      Rate
            ------------                  -------                      ----
               Im                       $  1,421,753.72                 (1)
               IIm                      $    969,053.50                 (2)
               IIIm                     $    533,378.65                 (3)
               LL                       $ 52,804,486.44                 (3)
               MM                       $212,781,915.06                 (5)
               OO                       $ 23,908,000.00                 (5)
               XP                       $        100.00                 (4)
               R-1                      $          0.00               0%(6)

(1) The pass-through rate on this class of REMIC I Regular Interests shall for any Distribution Date equal the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I as of the last day of the related Due Period.

(2) The pass-through rate on this class of REMIC I Regular Interests shall for any Distribution Date equal the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II as of the last day of the related Due Period.

(3) The pass-through rate on this class of REMIC I Regular Interests shall for any Distribution Date equal the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group III as of the last day of the related Due Period.

(4) The Class XP Certificates shall be entitled to receive all Prepayment Charges collected with respect to the Mortgage Loans in each Loan Group. Such Prepayment Charges shall not be available for distribution with respect to any other Class of REMIC I Certificates. The Prepayment Charges received by the Class XP Certificates shall not be applied to the Certificate Principal Balance of those Certificates.

(5) The pass-through rate on this class of REMIC I Regular Interests shall for any Distribution Date equal the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Groups I and II as of the last day of the related Due Period.

(6) On each Distribution Date, amounts, if any, remaining in REMIC I after payments of interest and principal, as designated above, will be distributed to the Class R-1 Certificate. It is expected that there will not be any distributions on the Class R-1 Certificate.

                  (c) REMIC II will be evidenced by (x) the Class a-IO, Class 1m, Class 2m,

Class 3m, Class AF-1m, Class AF-2m, Class AF-3m, Class AF-4m, Class AV-1m, Class M-1m, Class M-2m, Class B-1m and Class QQ interests (the "REMIC II Regular Interests"), which are hereby designated as the "regular interests" in REMIC II and will be uncertificated and non-transferable and (y) the Class R-2 Certificate, which is hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-2 Certificate, the "REMIC II Certificates"). The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

                  Interest from the REMIC I Regular Interests that corresponds to interest on the Mortgage Loans that is allocable to payments of principal on the Certificates (the "Turbo Amount") will not be paid directly as principal to the REMIC II Regular Interests, but instead a portion of the interest payable with respect to the Class QQ REMIC II Regular Interest which equals 1% of the Turbo Amount (and, to the extent 1% of the Turbo Amount exceeds the interest payable on the Class QQ REMIC II Regular Interest, a pro rata portion of the interest payable on the Class 1m, Class 2m and Class 3m REMIC II Regular Interests equal to such excess) will be payable as a reduction of the principal balances of the Class AF-1m, Class AF-2m, Class AF-3m, Class AF-4m, Class AV-1m, Class M-1m, Class M-2m and Class B-1m REMIC II Regular Interests in the same manner in which the Turbo Amount is allocated among the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AV-1, Class M-1, Class M-2 and Class B Certificates, respectively (and will be accrued and added to principal on the Class QQ, Class 1m, Class 2m and Class 3m REMIC II Regular Interests in the same proportion as interest payable on such REMIC II Regular Interests is used to reduce principal on other REMIC II Regular Interests as just described).

                  Principal payments on the REMIC I Regular Interests held by REMIC II shall be allocated 99% to the Class QQ, Class 1m, Class 2m and Class 3m REMIC II Regular Interests, and 1% to the Class AF-1m, Class AF-2m, Class AF-3m, Class AF-4m, Class AV-1m, Class M-1m, Class M-2m and Class B-1m REMIC II Regular Interests, until paid in full. The aggregate amount of principal allocated to the Class AF-1m, Class AF-2m, Class AF-3m, Class AF-4m, Class AV-1m, Class M-1m, Class M-2m and Class B-1m REMIC II Regular Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AV-1, Class M-1, Class M-2 and Class B Certificates, respectively . The aggregate amount of principal allocated to the Class QQ, Class 1m, Class 2m and Class 3m REMIC II Regular Interests shall be allocated and apportioned among such REMIC II Regular Interests first, to the Class 1m, Class 2m and Class 3m REMIC II Regular Interests the least amount of principal necessary which can be applied to such REMIC II Regular Interests so that the ratio of the principal balance of the Class 1m, Class 2m and Class 3m REMIC II Regular Interests to each other equals the respective ratios of the the principal balances of the Mortgage Loans in Loan Group I, Loan Group II and Loan Group III to each other (the "Balance Ratio"), and second, to the Class QQ REMIC II Regular Interests. Notwithstanding the above, principal payments on REMIC I Regular Interests that are attributable to the Excess Overcollateralization Amount shall be allocated to the Class QQ, Class 1m, Class 2m and Class 3m REMIC II Regular Interests (allocated first to the Class QQ REMIC II Regular Interests until paid in full, and second to the Class 1m, Class 2m and Class 3m REMIC II Regular Interests, apportioned among such Interests such that the Balance Ratio is maintained, until paid in full). The REMIC II Certificates will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

                                                                    Pass-           Allocation
          REMIC II                  Initial Principal              Through              of
        Certificates                     Balance                    Rate             Interest
        ------------                     -------                    ----             --------
             1m                        $    142,175.37               (1)              (3),(4)
             2m                        $     96,905.35               (1)              (3),(4)
             3m                        $     53,337.87               (1)              (3),(4)
           AF-1m                       $  1,094,750.00               (2)              (3),(4)
           AF-2m                       $    377,760.00               (2)              (3),(4)
           AF-3m                       $    171,090.00               (2)              (3),(4)
           AF-4m                       $    197,490.00               (2)              (3),(4)
           AV-1m                       $    410,700.00               (2)              (3),(4)
            M-1m                       $    204,690.00               (2)              (3),(4)
            M-2m                       $    175,450.00               (2)              (3),(4)
            B-1m                       $    157,910.00               (2)              (3),(4)
             QQ                        $283,336,328.78               (2)              (3),(4)
            a-IO                       $ 23,908,000.00*              (6)              A-IO
            R-2                        $          0.00(5)           0%(5)             ---

---------------
*        Notional

(1) For the first 30 Distribution Dates, the pass-through rate on the Class 1m and Class 2m Certificates will equal the weighted average rate on the Class MM and Class OO Certificates, after first subtracting 8% from the pass-through rates of the Class OO Certificates for the first 30 Distribution Dates (or, if less, the amount of interest paid on the Class OO Certificates for such Distribution Date, expressed as a per annum interest rate). Thereafter (and in the case of the Class 3m Certificates, on all Distribution Dates), the pass-through rates of the Class 1m, Class 2m and Class 3m Certificates shall equal the pass-through rates on the Class Im, Class IIm and Class IIIm Certificates, respectively.

(2) The pass-through rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the pass-through rates of the Class MM, Class LL and Class OO Certificates after first subtracting 8% from the pass-through rates of the Class OO Certificates for the first 30 Distribution Dates (or, if less, the amount of interest paid on the Class OO Certificates for such Distribution Date, expressed as a per annum interest rate).

(3) Except as provided in note (4) below, interest will be allocated among the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class B and Class AV-1 Certificates in the same proportion as interest is payable on such Certificates.

(4) Any interest with respect to this REMIC II Regular Interest -- in excess of the product of (i) 100 times the weighted average coupon of the Class 1m, Class 2m, Class3m, Class

         AF-1m, Class AF-2m, Class AF-3m, Class AF-4m, Class AV-1m, Class M-1m, Class M-2m, Class B-1m, and Class QQ REMIC II Regular Interests, where each of such classes, other than the Class 1m, Class 2m, Class 3m, and Class QQ REMIC II Regular Interests, is first subject to a cap and floor equal to the Pass-Through Rates of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AV-1, Class M-1, Class M-2 and Class B Certificates, respectively, and the Class 1m, Class 2m, Class 3m and Class QQ REMIC II Regular Interests are each subject to a cap equal to 0%, and (ii) the principal balance of this REMIC II Regular Interest will be allocated to the Class B-IO Certificates. However, the Class B-IO Certificates shall be subordinated to the extent provided in
         Section 4.04.

(5) On each Distribution Date, amounts, if any, remaining in REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-2 Certificate. It is expected that there will not be any distributions on the Class R-2 Certificate.

(6) The Class a-IO REMIC II Regular Interests shall for the first 30 Distribution Dates be entitled to a specified portion of interest equal to the lesser of 8% and the interest on the Class OO Certificates, and shall be entitled to no interest thereafter.

                  (d) The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AV-1, Class M-1, Class M-2, Class B, Class A-IO and Class B-IO Certificates, are hereby designated as "regular interests" with respect to REMIC III (the "REMIC III Regular Interests") and the Class R-3 Certificate is hereby designated as the single "residual interest" with respect to REMIC III. On each Distribution Date, amounts, if any, remaining in REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R-3 Certificate. It is expected that there will not be any distributions on the Class R-3 Certificate. The terms of the REMIC III Regular Interests are set out in Section 5.01, except that the notional balance of the Class B-IO Certificate shall equal $13,450,587.37 (the Initial Overcollateralization Amount).

                                   ARTICLE V.

                                THE CERTIFICATES

                  Section 5.01. The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-15. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                                                                 Original
                                                      Integral                  Certificate
                                                     Multiples                   Principal
                            Minimum                 in Excess of            Balance/or Notional           Pass-Through
     Class               Denomination                 Minimum                Principal Balance                Rate
-----------------    ----------------------    -----------------------     ----------------------      ------------------
      AF-1                  $25,000                   $1,000                  $109,475,000                7.47%(1)(2)
      AF-2                  $25,000                   $1,000                   $37,760,000              Adjustable(3)
      AF-3                  $25,000                   $1,000                   $17,109,000                   7.34%(1)
      AF-4                  $25,000                   $1,000                   $19,749,000                   7.81%(1)
      A-IO                  $25,000                   $1,000                   $23,908,000*                  8.00%(4)
      AV-1                  $25,000                   $1,000                   $41,070,000              Adjustable(5)
      M-1                   $25,000                   $1,000                   $20,469,000                8.04%(1)(6)
      M-2                   $25,000                   $1,000                   $17,545,000                8.28%(1)(6)
       B                    $25,000                   $1,000                   $15,791,000                9.00%(1)(6)
       XP                      $100                      N/A                          $100                        N/A
      B-IO                      10%                       1%                           N/A                        N/A
       R                       100%                      N/A                           N/A                        N/A
    R-1 (7)                    100%                      N/A                           N/A                        N/A
    R-2 (7)                    100%                      N/A                           N/A                        N/A
    R-3 (7)                    100%                      N/A                           N/A                        N/A

--------------
*   Notional

(1) On any Distribution Date after the Optional Termination Date, the Pass-Through Rate will increase by 0.50% per annum.

(2)  Subject to the Class AF-1 Rate Cap.

(3) For the first Distribution Date, 6.76625% per annum. As of any Distribution Date thereafter, the lesser of (i) One-Month LIBOR plus 0.15% per annum and
     (ii) the Class AF-2 Rate Cap for such Distribution Date.

(4)  Subject to the Class A-IO Net Rate Cap.

(5) For the first Distribution Date, 6.86625% per annum. As of any Distribution Date thereafter, the lesser of (i) One-Month LIBOR plus (a) as of any Distribution Date on or prior to the Optional Termination Date, 0.25% per annum and (b) as of any Distribution Date after such Optional Termination Date, 0.50% per annum and (ii) the Class AV-1 Rate Cap for such Distribution Date.

(6)  Subject to the Subordinated Certificates Rate Cap.

(7)  To be issued upon the exchange of the Class R Certificate.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibits A-1 through A-15 attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  Section 5.02. Certificate Register; Registration of Transfer
                                and Exchange of Certificates.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No Transfer of a Class XP, Class B-IO or Residual Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee. The Depositor shall provide to any Holder of a Class XP, Class B-IO or Residual Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class XP, Class B-IO or Residual Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA Restricted Certificates) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Master Servicer and the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without the delivery to the Trustee and the Master Servicer of an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee and the Master Servicer an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Trustee shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and the Trustee shall have no liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate (which for purposes of this Section 5.02 includes an interest in a Class R-1, Class R-2 or Class R-3 Certificate or in each such Class as a result of holding an Ownership Interest in a Class R Certificate), shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Master Servicer shall make available within 60 days of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer to the effect that the elimination of such restrictions will not cause the REMIC I, REMIC II and/or REMIC III, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller or the Master Servicer.

                  Section 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this
Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

                  Section 5.04. Persons Deemed Owners.

                  The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

                  Section 5.05. Access to List of Certificateholders' Names and
                                Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  Section 5.06. Book-Entry Certificates.

                  The Regular Certificates (other than the Class XP and Class B-IO Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 5.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

                  (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

                  Section 5.07. Notices to Depository.

                  Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

                  Section 5.08. Definitive Certificates.

                  If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

                  Section 5.09. Maintenance of Office or Agency.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City or at the Corporate Trust Office where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office, as the office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI.

                THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER

         Section 6.01. Respective Liabilities of the Depositor, the Master
                       Servicer and the Seller.

         The Depositor, the Master Servicer and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.02. Merger or Consolidation of the Depositor, the Master
                       Servicer or the Seller.

         The Depositor, the Master Servicer and the Seller will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor, the Master Servicer or the Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Seller shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Seller, shall be the successor of the Depositor, the Master Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         Section 6.03. Limitation on Liability of the Depositor, the Seller,
                       the Master Servicer and others.

         None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Depositor, the Seller or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.08 hereof.

         Section 6.04. Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon (x) determination that its duties hereunder are no longer permissible under applicable law or (y) compliance with the following requirements: (i) the Master Servicer has proposed a successor to the Trustee and the Trustee has consented thereto (such consent not to be withheld unreasonably; (ii) the successor is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and (iii) each Rating Agency shall have delivered to the Trustee written confirmation that the appointment of such successor will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such Rating Agency to any of the Certificates. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

         Section 6.05. Errors and Omissions Insurance; Fidelity Bonds.

         The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                  ARTICLE VII.

                     DEFAULT; TERMINATION OF MASTER SERVICER

         Section 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

         (i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under
     Section 4.01 hereof, for one calendar day, after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

         (ii) any failure by the Master Servicer or, so long as the Master Servicer is also the Seller, the Seller to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or so long as the Master Servicer is also the Seller, of the Seller contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

         (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating

Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (or any successor Master Servicer appointed pursuant to Section 7.02). The Trustee or such successor Master Servicer shall thereupon make any Advance described in Section 4.01 hereof subject, in the case of the Trustee, to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

         Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Section 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor Master Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 7.02, the Trustee shall not resign as Master Servicer until a successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor Master Servicer and the transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor master servicer to service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 8.05.

         Any successor to the Master Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

         Section 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII.

                             CONCERNING THE TRUSTEE

         Section 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to it hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

         (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

         (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

         (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

         (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

         Section 8.02. Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

         (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

         (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys provided, however, that the Trustee may not appoint any agent to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the actions or omissions to act of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

         (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

         (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

         (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

         (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

         (x) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 3.05(c) or Section 3.08(b), to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

         (xi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

         (xii) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

         (xiii) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         Section 8.03. Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor, the Seller or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

         Section 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.05. Trustee's Fees and Expenses.

         The Trustee shall be entitled to the Trustee Fee as compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall also be entitled to its reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement, other than such expenses, disbursements and advances incurred in the ordinary course of the exercise and performance of the Trustee's powers and duties hereunder, and except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder, (ii) resulting from any error in any tax or information return prepared by the Master Servicer or (iii) incurred by the Trustee in connection with a violation with respect to any Mortgage Loan of the Home Ownership and Equity Protection Act of 1994, as amended. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Amounts payable to the Trustee under this Section or
Section 7.02 shall be paid from the Distribution Account pursuant to Section 3.08(b).

         Section 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller and the Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         Section 8.07. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the Master Servicer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section
8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         Section 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

         Section 8.09. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11. Tax Matters.

         It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee will apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II or REMIC III after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II or REMIC III, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) (x) the Master Servicer, in the case of any such minimum tax, and (y) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or
(iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders and the Class B-IO Certificateholders (pro rata based on the amounts to be distributed), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class B Certificates, second, to the Class M-2 Certificates, third, to the Class M-1 Certificates, and fourth, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         Section 8.12. Periodic Filings.

         Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 31, 2001, the Trustee shall, in accordance with industry standards and only if so instructed by the Depositor, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30 of each year in which such reporting shall be required with respect to the Trust Fund, beginning in 2001, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Trustee shall have no responsibility to file any items other than those specified in this section, provided the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section shall not be reimbursable from the Trust Fund.

                                   ARTICLE IX.

                                   TERMINATION

         Section 9.01. Termination upon Liquidation or Repurchase of all
                       Mortgage Loans.

         Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate,
(iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right, any accrued and unpaid Trustee Fees and any unreimbursed costs and expenses of the Trustee payable pursuant to Section 8.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

         Section 9.02. Final Distribution on the Certificates.

         If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

         Section 9.03. Additional Termination Requirements.

         (a) Upon exercise by the Master Servicer of its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (1) The Master Servicer shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to each of REMIC I, REMIC II and REMIC III's Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

         (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee shall sell all of the assets of REMIC I, REMIC II and REMIC III for cash; and

         (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to specify the 90-day liquidation period for REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

         (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         Section 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Certificate Account is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Depositor, the Master Servicer and the Seller may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II and REMIC III as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against any of REMIC I, REMIC II or REMIC III at any time prior to the final redemption of the Certificates, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Seller and the Trustee and the Holders of each Class of Certificates affected thereby evidencing not less than 51% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on REMIC I, REMIC II or REMIC III or the Certificateholders or cause REMIC I, REMIC II or REMIC III's REMIC elections to fail to qualify at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 10.02. Recordation of Agreement; Counterparts.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable , for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 10.05. Notices.


         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         (i) Any material change or amendment to this Agreement;

         (ii) The occurrence of any Event of Default that has not been cured;

         (iii) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

         (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.04 and 3.12; and

         (v) The final payment to Certificateholders.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

         (i) Each report to Certificateholders described in Section 4.04;

         (ii) Each annual statement as to compliance described in Section 3.17; and

         (iii) Each annual independent public accountants' servicing report described in Section 3.18.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167, Attention: Chief Counsel; (ii) in the case of the Seller and Master Servicer, EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor or the Master Servicer; (v) as it relates to the Mortgage Files, to the Trustee at Wells Fargo Bank Minnesota, National Association, 1015 10th Avenue S.E., Minneapolis, MN 55414-0331, Attention: Inventory Control and (vi) in the case of the Rating Agencies, (x) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention:
Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.07. Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Master Servicer, the Seller or the Depositor.

         Section 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.09. Inspection and Audit Rights.

         The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

         Section 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                             BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                               as Depositor

                             By: /s/ Jonathan Lieberman
                                ---------------------------------
                                 Name:    Jonathan Lieberman
                                 Title:   Authorized Agent

                             EMC MORTGAGE CORPORATION,
                               as Seller and Master Servicer

                             By: /s/ Edward Raice
                                ---------------------------------
                                 Name:    Edward Raice
                                 Title:   President

                             WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Trustee

                             By: /s/ Peter J. Masterman
                                ---------------------------------
                                 Name:    Peter J. Masterman
                                 Title:   Vice President

STATE OF NEW YORK          )
                           )        ss.:
COUNTY OF NEW YORK         )


         On this 30th day of November, 2000, before me, a notary public in and for said State, appeared Jonathan Lieberman, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Darya Geetter
                                              -------------------
                                              Notary Public

[Notarial Seal]

STATE OF MARYLAND          )
                           )       ss.:
COUNTY OF BALTIMORE        )


         On this 30th day of November, 2000, before me, a notary public in and for said State, appeared Peter J. Masterman, personally known to me on the basis of satisfactory evidence to be a Vice President of Wells Fargo Bank Minnesota, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Sharon A. Surguy
                                              ---------------------
                                              Notary Public

[Notarial Seal]

STATE OF NEW YORK          )
                           )       ss.:
COUNTY OF NEW YORK         )


         On this 30th day of November, 2000, before me, a notary public in and for said State, appeared Edward Raice, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Darya Geetter
                                              -------------------
                                              Notary Public

[Notarial Seal]

                                                                     Exhibit A-1

                         FORM OF CLASS AF-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").






                                      A-1-1

Certificate No.                     :       AF-1-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $109,475,000

Initial Certificate
Principal Balance of
Class AF-1
Certificates                        :       $109,475,000

Latest Possible

Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BF2

Interest Rate                       :       7.47% (subject to increase to 7.97% after the
                                            Optional Termination Date and subject to the Class
                                            AF-1 Rate Cap)




                                      A-1-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

        evidencing a percentage interest in the distributions allocable to the Class AF-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class AF-1 Certificates at any time may be less than the Certificate Principal Balance of the Class AF-1 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class AF-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class AF-1 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an







                                     A-1-3
aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                 *    *    *





                                      A-1-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                  WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                  not in its individual
                                  capacity, but solely as
                                  Trustee



                                  By:
                                      --------------------------
                                       Name:
                                       Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
             NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee



By:
    ----------------------
     Authorized Signatory








                                     A-1-5

                            [REVERSE OF CERTIFICATE]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

       This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class AF-1 Certificates is subject to the Class AF-1 Rate Cap. On any Distribution Date after the Optional Termination Date, the Pass-Through Rate of the Class AF-1 Certificates will increase by 0.50% per annum.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.






                                     A-1-6

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                     A-1-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________.
Dated:



                              _________________________________________________
                              Signature by or on behalf of assignor






                                     A-1-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________


________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

                           This information is provided by ___________________,

the assignee named above, or ___________________________________, as its agent.





                                     A-1-9

                                                                     Exhibit A-2

                           FORM CLASS AF-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").





                                     A-2-1

Certificate No.                     :       AF-2-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $37,760,000

Initial Certificate
Principal Balance of

Class AF-2
Certificates                        :       $37,760,000

Latest Possible

Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BG0

Interest Rate                       :       Adjustable (for the first Distribution Date
                                            6.76625% per annum; thereafter, the lesser of (i)
                                            one-month LIBOR plus 0.15% per annum and (ii)
                                            the Class AF-2 Rate Cap)






                                     A-2-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

        evidencing a percentage interest in the distributions allocable to the Class AF-2 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class AF-2 Certificates at any time may be less than the Certificate Principal Balance of the Class AF-2 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class AF-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class AF-2 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an


                                     A-2-3
aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                   *   *    *




                                     A-2-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                   WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                   not in its individual
                                   capacity, but solely as
                                   Trustee



                                   By:
                                       ----------------------------
                                         Name:
                                         Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
             NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee




By:
    ----------------------
    Authorized Signatory







                                     A-2-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class AF-2 Certificates is equal to LIBOR (as determined pursuant to the Agreement) plus a margin of 0.15% and is subject to the Class AF-2 Rate Cap.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                     A-2-6

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                     A-2-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________.
Dated:

                                  _____________________________________________
                                  Signature by or on behalf of assignor




                                     A-2-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

                           This information is provided by ___________________,

the assignee named above, or ___________________________________, as its agent.






                                     A-2-9

                                                                     Exhibit A-3

                         FORM OF CLASS AF-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                                     A-3-1

Certificate No.                     :       AF-3-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $17,109,000

Initial Certificate
Principal Balance of
Class AF-3
Certificates                        :       $17,109,000

Latest Possible
Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BH8

Interest Rate                       :       7.34% (subject to increase to 7.84%
                                            after the Optional Termination Date)

                                     A-3-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

        evidencing a percentage interest in the distributions allocable to the Class AF-3 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class AF-3 Certificates at any time may be less than the Certificate Principal Balance of the Class AF-3 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class AF-3 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class AF-3 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an

                                     A-3-3
aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *

                                      A-3-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                                     WELLS FARGO BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Trustee

                                                     By: _______________________
                                                         Name:
                                                         Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
             NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee

By: ______________________
    Authorized Signatory

                                      A-3-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         On any Distribution Date after the Optional Termination Date, the Pass-Through Rate of the Class AF-3 Certificates will increase by 0.50% per annum.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the

                                      A-3-6

Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties in a Loan Group described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in such Loan Group.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      A-3-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto__________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________,
Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor




                                      A-3-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________________
__________________________________________________________________________,
for the account of _______________________________________________________,
account number _______________, or, if mailed by check, to _______________
________________________________________________________________.  Applicable
statements should be mailed to ______________________________________________
_____________________________________________________________________________,

         This information is provided by ____________________________________, the assignee named above, or ___________________________________, as its agent.

                                      A-3-9

                                                                     Exhibit A-4

                         FORM OF CLASS AF-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                                      A-4-1

Certificate No.                     :       AF-4-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $19,749,000

Initial Certificate
Principal Balance of
Class AF-4
Certificates                        :       $19,749,000

Latest Possible
Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BJ4

Interest Rate                       :       7.81% (subject to increase to 8.31%
                                            after the Optional Termination Date)

                                      A-4-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         evidencing a percentage interest in the distributions allocable to the Class AF-4 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class AF-4 Certificates at any time may be less than the Certificate Principal Balance of the Class AF-4 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class AF-4 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class AF-4 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an

                                      A-4-3
aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *

                                      A-4-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                                     WELLS FARGO BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Trustee

                                                     By: _______________________
                                                         Name:
                                                         Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
             NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee

By: ______________________
    Authorized Signatory

                                      A-4-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         On any Distribution Date after the Optional Termination Date, the Pass-Through Rate of the Class AF-4 Certificates will increase by 0.50% per annum.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the

                                      A-4-6

Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      A-4-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto__________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________,
Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor




                                      A-4-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________________
__________________________________________________________________________,
for the account of _______________________________________________________,
account number _______________, or, if mailed by check, to _______________
________________________________________________________________.  Applicable
statements should be mailed to ______________________________________________
_____________________________________________________________________________,
         This information is provided by ___________________________, the assignee named above, or ___________________________________, as its agent.






                                      A-4-9

                                                                     Exhibit A-5

                         FORM OF CLASS A-IO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO DISTRIBUTIONS IN RESPECT OF PRINCIPAL.


                                     A-5-1


Certificate No.               :   A-IO-1

Cut-off Date                  :   November 1, 2000

First Distribution Date       :   December 25, 2000

Initial Notional Principal
Balance of
this Certificate
("Denomination")              :   $23,908,000

Initial Notional
Principal Balance of
Class A-IO
Certificates                  :   $23,908,000

Latest Possible
Maturity Date                 :   May 25, 2003

CUSIP                         :   07383G BK1

Interest Rate                 :   8.00% (subject to the Class A-IO Net Rate Cap)


                                     A-5-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

     evidencing a percentage interest in the distributions allocable to the Class A-IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

        The Class A-IO Certificates are an interest only class. They do not have a principal balance and interest accrues on the Certificate Notional Balance. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class A-IO Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A-IO Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed


                                     A-5-3
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *


                                     A-5-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 30, 2000

                                          WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity, but solely as
                                          Trustee

                                          By:
                                              ----------------------------
                                                Name:
                                                Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
          NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee

By:
    ----------------------
    Authorized Signatory


                                     A-5-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class A-IO Certificates is subject to the Class A-IO Net Rate Cap.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the


                                     A-5-6

Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-5-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


-------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

---------------------------------------------------------------.
Dated:

                                    --------------------------------------
                                    Signature by or on behalf of assignor



                                     A-5-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

 ________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

         This information is provided by ___________________________,

the assignee named above, or ___________________________________, as its agent.


                                     A-5-9

                                                                     Exhibit A-6


                         FORM OF CLASS AV-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                                     A-6-1


Certificate No.                     :   AV-1-1

Cut-off Date                        :   November 1, 2000

First Distribution Date             :   December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :   $41,070,000

Initial Certificate
Principal Balance of
Class AV-1
Certificates                        :   $41,070,000

Latest Possible
Maturity Date                       :    August 25, 2030

CUSIP                               :    07383G BL9

Interest Rate                       :    Adjustable (for the first Distribution Date,
                                         6.86625% per annum.  As of any Distribution Date
                                         thereafter, the lesser of (i) one-month LIBOR plus (a) as
                                         of any Distribution Date on or prior to the
                                         Optional Termination Date, 0.25% per annum and (b) as
                                         of any Distribution Date after such Optional
                                         Termination Date, 0.50% per annum and (ii) the Class
                                         AV-1 Rate Cap for such Distribution Date.)


                                     A-6-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

     evidencing a percentage interest in the distributions allocable to the Class AV-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class AV-1 Certificates at any time may be less than the Certificate Principal Balance of the Class AV-1 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class AV-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class AV-1 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day preceding such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage


                                     A-6-3

Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *


                                     A-6-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 30, 2000

                                 WELLS FARGO BANK MINNESOTA,
                                  NATIONAL ASSOCIATION
                                 not in its individual
                                 capacity, but solely as
                                 Trustee

                                 By:
                                     ----------------------------
                                       Name:
                                       Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
          NATIONAL ASSOCIATION
         not in its individual
         capacity, but solely
         as Trustee

By:
   -----------------------
   Authorized Signatory


                                     A-6-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class AV-1 Certificates is equal to the lesser of (i) one-month LIBOR (as determined pursuant to the Agreement) plus a margin of 0.25% before or on the Optional Termination Date and 0.50% after the Optional Termination Date and (ii) the Class AV-1 Rate Cap.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


                                     A-6-6

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-6-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

---------------------------------------------------------------.
Dated:

                                 --------------------------------------
                                 Signature by or on behalf of assignor


                                     A-6-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

 ________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

         This information is provided by ___________________________,

the assignee named above, or ___________________________________, as its agent.


                                      A-6-9

                                                                     Exhibit A-7

                          FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR BY THE ACCEPTANCE BY A BENEFICIAL OWNER OF THE BENEFICIAL INTEREST REPRESENTED HEREBY UNLESS THE TRUSTEE SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE MASTER SERVICER AND THE DEPOSITOR. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE MASTER SERVICER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


                                     A-7-1

Certificate No.                     :       M-1-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $20,469,000

Initial Certificate
Principal Balance of

Class M-1
Certificates                        :       $20,469,000

Latest Possible

Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BM7

Interest Rate                       :       8.04% (subject to increase to 8.54% after the
                                            Optional Termination Date and subject to the
                                            Subordinated Certificates Rate Cap)





                                     A-7-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         evidencing a percentage interest in the distributions allocable to the Class M-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class M-1 Certificates at any time may be less than the Certificate Principal Balance of the Class M-1 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class M-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class M-1 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five


                                     A-7-3

Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA and/or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate of this Class (or by the acceptance by a beneficial owner of the beneficial interest represented by this Certificate) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Master Servicer and the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                   *    *    *




                                     A-7-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                   WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                   not in its individual
                                   capacity, but solely as
                                   Trustee




                                   By:
                                       ----------------------------
                                              Name:
                                              Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
             NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee




By:
    ----------------------
    Authorized Signatory




                                     A-7-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class M-1 Certificates is subject to the Subordinated Certificates Rate Cap. On any Distribution Date after the Optional Termination Date, the Pass-Through Rate of the Class M-1 Certificates will increase by 0.50% per annum.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge


                                     A-7-6
payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-7-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________.
Dated:

                                ______________________________________________
                                Signature by or on behalf of assignor





                                     A-7-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

                           This information is provided by ____________________,

the assignee named above, or ___________________________________, as its agent.








                                     A-7-9

                                                                     Exhibit A-8

                         FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR BY THE ACCEPTANCE BY A BENEFICIAL OWNER OF THE BENEFICIAL INTEREST REPRESENTED HEREBY UNLESS THE TRUSTEE SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE MASTER SERVICER AND THE DEPOSITOR. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE MASTER SERVICER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


                                     A-8-1


Certificate No.                     :       M-2-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $17,545,000

Initial Certificate
Principal Balance of
Class M-2
Certificates                        :       $17,545,000

Latest Possible

Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BN5

Interest Rate                       :       8.28% (subject to increase to 8.78% after the
                                            Optional Termination Date and subject to the
                                            Subordinated Certificates Rate Cap)





                                     A-8-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

        evidencing a percentage interest in the distributions allocable to the Class M-2 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class M-2 Certificates at any time may be less than the Certificate Principal Balance of the Class M-2 Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class M-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class M-2 Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

        Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five


                                     A-8-3

Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA and/or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate of this Class (or by the acceptance by a beneficial owner of the beneficial interest represented by this Certificate) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Master Servicer and the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                  *    *    *





                                     A-8-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                  WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                  not in its individual
                                  capacity, but solely as
                                  Trustee




                                  By:
                                      ----------------------------
                                       Name:
                                       Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
              NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee





By:
    ----------------------
    Authorized Signatory





                                     A-8-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class M-2 Certificates is subject to the Subordinated Certificates Rate Cap. On any Distribution Date after the Optional Termination Date, the Pass-Through Rate of the Class M-2 Certificates will increase by 0.50% per annum.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge


                                     A-8-6
payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-8-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


_______________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________.
Dated:
                                     _________________________________________
                                     Signature by or on behalf of assignor







                                     A-8-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

                           This information is provided by ___________________,

the assignee named above, or ___________________________________, as its agent.






                                     A-8-9

                                                                     Exhibit A-9

                           FORM OF CLASS B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR BY THE ACCEPTANCE BY A BENEFICIAL OWNER OF THE BENEFICIAL INTEREST REPRESENTED HEREBY UNLESS THE TRUSTEE SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE MASTER SERVICER AND THE DEPOSITOR. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE MASTER SERVICER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


                                     A-9-1

Certificate No.                     :       B-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $15,791,000

Initial Certificate
Principal Balance of
Class B
Certificates                        :       $15,791,000

Latest Possible
Maturity Date                       :       August 25, 2030

CUSIP                               :       07383G BP0

Interest Rate                       :       9.00% (subject to increase to 9.50% after the
                                            Optional Termination Date and subject to the
                                            Subordinated Certificates Rate Cap)


                                     A-9-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         evidencing a percentage interest in the distributions allocable to the Class B Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties.

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of the Class B Certificates at any time may be less than the Certificate Principal Balance of the Class B Certificates as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class B Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class B Certificates on such Distribution Date pursuant to Section 4.04 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five


                                     A-9-3

Business Days prior to the related Record Date and such Certificateholder shall hold a Percentage Interest aggregating 10% or more of a Class of Regular Certificates or of Certificates with an aggregate Initial Certificate Principal Balance of $1,000,000 or more, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA and/or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate of this Class (or by the acceptance by a beneficial owner of the beneficial interest represented by this Certificate) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Master Servicer and the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.


                                   *    *    *



                                     A-9-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                  WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION,
                                  not in its individual
                                  capacity, but solely as
                                  Trustee




                                  By: ____________________________
                                             Name:
                                             Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
             NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee




By: ______________________
    Authorized Signatory





                                     A-9-5

                            [Reverse of Certificate]


                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement, the Pass-Through Rate of the Class B-1 Certificates is subject to the Subordinated Certificates Rate Cap. On any Distribution Date after the Optional Termination Date, the Pass-Through Rate of the Class B-1 Certificates will increase by 0.50% per annum.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge


                                     A-9-6
payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-9-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________

_______________________________________________________________

_______________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________.
Dated:
                                   __________________________________________
                                   Signature by or on behalf of assignor





                                     A-9-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________

                           This information is provided by ____________________,

the assignee named above, or ___________________________________, as its agent.






                                     A-9-9

                                                                    Exhibit A-10

                         FORM OF CLASS B-IO CERTIFICATE

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE MASTER SERVICER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").





                                     A-10-1

Certificate No.                     :       B-IO-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Percentage Interest
evidenced by
this Certificate                    :       100.0%

Percentage Interest
evidenced by all Class B-IO
Certificates                        :       100.0%

Latest Possible
Maturity Date                       :       August 25, 2030

CUSIP                               :       N/A

Interest Rate                       :       N/A








                                     A-10-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         evidencing a percentage interest in the distributions allocable to the Class B-IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance and does not bear interest at a specified rate. It is entitled on each Distribution Date to its Percentage Interest of distributions of any remaining Excess Cashflow after all other classes of Certificates (other than the Residual Certificates) have received amounts to which they are entitled.

         No Transfer of a Class B-IO Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in the Agreement, as Exhibit J (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") of the Agreement or Exhibit L (the "Rule 144A Letter") of the Agreement or (y) there shall be delivered to the Trustee an opinion of counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee. The Depositor shall provide to any Holder of a Class B-IO Certificate and any prospective


                                     A-10-3
transferee designated by any such Holder, information regarding the related Certificate and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class B-IO Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Class B-IO Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such Class B-IO Certificate presented for registration in the name of an employee benefit plan subject to ERISA and/or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Class B-IO Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class B-IO Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                   *    *    *








                                     A-10-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 30, 2000

                                  WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION,
                                  not in its individual
                                  capacity, but solely as
                                  Trustee




                                  By:  _________________________
                                              Name:
                                              Title:

CERTIFICATE OF AUTHENTICATION

This is one of the
Certificates referred to in
the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
            NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee





By:
    ________________________________
    Authorized Signatory








                                     A-10-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.


                                     A-10-6

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     A-10-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________

______________________________________________________________

______________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________.
Dated:

                                  ___________________________________________
                                  Signature by or on behalf of assignor









                                     A-10-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

_______________________________

________________________________________________________________,

for the account of _____________________________________________,

account number _______________, or, if mailed by check, to ______

________________________________________________________________.  Applicable

statements should be mailed to _______________________

________________________________________________________________.

                           This information is provided by ____________________,

the assignee named above, or ___________________________________, as its agent.








                                     A-10-9

                                                                    Exhibit A-11

                          FORM OF CLASS XP CERTIFICATE

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE MASTER SERVICER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                                     A-11-1

Certificate No.                     :       XP-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Initial Principal
Balance of
this Certificate
("Denomination")                    :       $100.00

Initial Certificate
Principal Balance of
Class XP-1
Certificates                        :       $100.00

Latest Possible
Maturity Date                       :       July 25, 2005

CUSIP                               :       N/A

Interest Rate                       :       N/A

                                     A-11-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         evidencing a percentage interest in the distributions allocable to the Class XP Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not bear interest. In addition to payment of the principal balance, until such balance has been reduced to zero, it is entitled to receive on each Distribution Date distributions of its Percentage Interest of all Prepayment Charges received by the Trust Fund in the immediately preceding prepayment period.

         No Transfer of a Class XP Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in the Agreement, as Exhibit J (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") of the Agreement or Exhibit L (the "Rule 144A Letter") of the Agreement or (y) there shall be delivered to the Trustee an opinion of counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee. The

                                     A-11-3

Depositor shall provide to any Holder of a Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificate and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *

                                     A-11-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  November 30, 2000

                                                     WELLS FARGO BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Trustee

                                                     By:  ______________________
                                                          Name:
                                                          Title:

CERTIFICATE OF AUTHENTICATION

This is one of the
Certificates referred to in
the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
            NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee

By:______________________________
    Authorized Signatory

                                     A-11-5

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of a each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                                     A-11-6

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-11-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto__________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


______________________________________________________________,
Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor



                                     A-11-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________________
__________________________________________________________________________,
for the account of _______________________________________________________,
account number _______________, or, if mailed by check, to ______ ________________________________________________________________. Applicable
statements should be mailed to ______________________________________________
_____________________________________________________________________________.
         This information is provided by ___________________________, the assignee named above, or ___________________________________, as its agent.

                                     A-11-9

                                                                    Exhibit A-12

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE MASTER SERVICER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

                                     A-12-1

Certificate No.                     :       R-1

Cut-off Date                        :       November 1, 2000

First Distribution Date             :       December 25, 2000

Percentage Interest
evidenced by
this Certificate                    :       100%

Percentage Interest
evidenced by all Class R
Certificates                        :       100.0%

Latest Possible
Maturity Date                       :       August 25, 2030

CUSIP                               :       N/A

Interest Rate                       :       N/A

                                     A-12-2

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         evidencing a percentage interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties

            Bear Stearns Asset Backed Securities, Inc., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Bear Stearns Asset Backed Securities, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement") among the Depositor, EMC Mortgage Corporation as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentation and surrender of this Class R Certificate at the Corporate Trust Office or an office or agency maintained by the Trustee in New York, New York.

                  No Transfer of a Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in the Agreement, as Exhibit J (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") of the Agreement or Exhibit L (the "Rule 144A Letter") of the Agreement or (y) there shall be delivered to the Trustee an opinion of counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee. The Depositor shall provide to any Holder of a Class R Certificate

                                     A-12-3
and any prospective transferee designated by any such Holder, information regarding the related Certificate and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or Section 4975 of the Code, nor a person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA and/or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Class R Certificate will not result in any prohibited transactions under provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect.

         Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of Section 5.02 of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

                                     A-12-4

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *

                                     A-12-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 30, 2000

                                                     WELLS FARGO BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION,
                                                     not in its individual
                                                     capacity, but solely as
                                                     Trustee

                                                     By:  ______________________
                                                          Name:
                                                          Title:

CERTIFICATE OF AUTHENTICATION

This is one of the
Certificates referred to in
the within-named Agreement

         WELLS FARGO BANK MINNESOTA,
            NATIONAL ASSOCIATION,
         not in its individual
         capacity, but solely
         as Trustee

By:___________________________________
    Authorized Signatory

                                     A-12-6

                            [Reverse of Certificate]

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                    Asset-Backed Certificates, Series 2000-2

         This Certificate is one of a duly authorized issue of Certificates designated as Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, issued in multiple Classes (the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Holders of a each Class of Certificates affected by such amendment evidencing not less than 51% of the Voting Rights of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                                     A-12-7

         Subject to Section 9.03 of the Agreement, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created under the Agreement with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans and any accrued and unpaid Trustee Fees and unreimbursed out-of-pocket costs and expenses of the Trustee prior to the exercise of such purchase right and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of the Agreement and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties described in clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-12-8

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto__________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

---------------------------------------------------------------.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor

                                     A-12-9

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________________
__________________________________________________________________________,
for the account of _______________________________________________________,
account number _______________, or, if mailed by check, to ______ ________________________________________________________________. Applicable
statements should be mailed to ______________________________________________
_____________________________________________________________________________,
         This information is provided by ____________________________________, the assignee named above, or ___________________________________, as its agent.

                                     A-12-10

                                                                    Exhibit A-13

                            (Please see Exhibit A-12)

                                     A-13-1

                                                                    Exhibit A-14

                            (Please see Exhibit A-12)

                                     A-14-1

                                                                    Exhibit A-15

                            (Please see Exhibit A-12)

                                     A-15-1

                                                                       Exhibit B

                             Mortgage Loan Schedule

                     (see schedule on file with the Trustee)









                                     B-1-1

                                   EXHIBIT C-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Master Servicer]

         Re: Pooling and Servicing Agreement dated as of November 1, 2000 among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association as Trustee; Asset-Backed Certificates, Series 2000-2
              ------------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached list of exceptions) it has reviewed the Mortgage File and has determined that the Mortgage File contains an original Mortgage Note or a lost note affidavit as provided in Section 2.01 of the Pooling and Servicing Agreement are in its possession.

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

                                     C-1-1

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                               Wells Fargo Bank Minnesota, National Association,
                                as Trustee


                               By:
                                  --------------------------------
                                  Name:
                                  Title:




                                     C-1-2

                                   EXHIBIT C-2

                    FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Master Servicer]


                  Re: Pooling and Servicing Agreement dated as of November 1, 2000 among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association as Trustee; Asset-Backed Certificates, Series 2000-2
                        --------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clauses (iv) and (vi) of Section
2.01 should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                     C-2-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            Wells Fargo Bank Minnesota, National
                                            Association
                                                   as Trustee

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                     C-2-2

                                   EXHIBIT C-3

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Master Servicer]

[Seller]

                  Re: Pooling and Servicing Agreement dated as of November 1, 2000 among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee; Asset-Backed Certificates, Series 2000-2
                        --------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) (i) each document required to be recorded has been returned from the recording office with evidence of recording thereon and it has received either an original or a copy of such document, as required pursuant to Section 2.01, provided, however, that with respect to those documents described in clauses (iv) and (vi) of Section 2.01, only those documents actually delivered to us pursuant to such clauses; and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance), if available, or a copy thereof, whenever a title insurance binder or commitment or other assurance of title was originally delivered.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clauses (iv) and (vi) of Section
2.01 should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                     C-3-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            Wells Fargo Bank Minnesota, National
                                            Association,
                                                    as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                     C-3-2

                                    EXHIBIT D

                               TRANSFER AFFIDAVIT

STATE OF                )
                        ) ss.:
COUNTY OF               )

The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a [Class R] [Class R-1] [Class R-2] [Class R-3] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), by and among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation as seller and master servicer ( in its capacity as seller, the "Seller" and its capacity as the master servicer, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit E to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class R Certificate.

         8. The Transferee's taxpayer identification number is _____.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(3O).

         10. The Transferee is aware that the Class R Certificate may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

                                *    *    *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 19__.

                                                     [NAME OF TRANSFEREE]


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:


[Corporate Seal]

ATTEST:

-------------------------
[Assistant] Secretary

         Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of _______, 19__.

------------------------------


                                               ---------------------------------
                                                          NOTARY PUBLIC

                                               My Commission expires the ___ day
                                               of _______________, 19__.

                                                          EXHIBIT 1 TO EXHIBIT D

                               Certain Definitions

         "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to the Class [R] [R-1] [R-2] [R-3] Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that has any direct or indirect foreign partners), or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that states the Transfer of an Ownership Interest in a Class [R] [R-1] [R-2] [R-3] Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                          EXHIBIT 2 TO EXHIBIT D

                        Section 5.02(c) of the Agreement

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate (which for purposes of this Section includes an interest in a Class R-1, Class R-2 or Class R-3 Certificate or in each such Class as a result of holding an Ownership Interest in a Class R Certificate) shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Master Servicer shall make available within 60 days, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II and/or REMIC III, as applicable to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT E

                       FORM OF TRANSFEROR CERTIFICATE FOR
        CLASS B-IO, CLASS XP, CLASS R, CLASS R-1, CLASS R-2 AND CLASS R-3
                                  CERTIFICATES

                                                                           Date:

Bear Stearns Asset Backed Securities, Inc.,
         as Depositor
245 Park Avenue
New York, NY 10167

Wells Fargo Bank Minnesota, National Association as Trustee

11000 Broken Land Parkway
Columbia, MD  21044
Ref:  Bear Stearns, ABS 2000-2


         Re: Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2000-2
               ---------------------------

Ladies and Gentlemen:

         In connection with our disposition of the Class __ Certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a [R] [R-1] [R-2] [R-3] Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 1, 2000, among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee.

                                              Very truly yours,

                                              ----------------------------------
                                              Name of Transferor

                                              By:
                                                 -------------------------------
                                                       Name:
                                                       Title:

                                    EXHIBIT F

                  FORM OF INVESTMENT LETTER [NON-RULE 144A] FOR
        CLASS B-IO, CLASS XP, CLASS R, CLASS R-1, CLASS R-2 AND CLASS R-3
                                  CERTIFICATES

Date:

Bear Stearns Asset Backed Securities, Inc.,
as Depositor
245 Park Avenue
New York, New York  10167

Wells Fargo Bank Minnesota, National Association,
as Trustee
11000 Broken Land Parkway
Columbia, MD  21044
Ref:  Bear Stearns, ABS 2000-2

         Re: Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2000-2
               -------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the Class __ Certificates in the Denomination of (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan or we have provided to the Trustee an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement referred to below, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of the Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of the Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement dated as of November 1, 2000 (the "Agreement"), among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

                                            Very truly yours,


                                            ------------------------------------
                                            Name of Transferee

                                            By:
                                               ---------------------------------
                                                    Name:
                                                    Title:

                                    EXHIBIT G

                          FORM OF RULE 144A LETTER FOR
        CLASS B-IO, CLASS XP, CLASS R, CLASS R-1, CLASS R-2 AND CLASS R-3
                                  CERTIFICATES

                                                               Date:____________

Bear Stearns Asset Backed Securities, Inc.,
as Depositor
245 Park Avenue
New York, New York  10167

Wells Fargo Bank Minnesota, National Association
as Trustee
11000 Broken Land Parkway
Columbia, MD  21044
Ref:  Bear Stearns, ABS 2000-2


         Re: Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2000-2
               -------------------------------------------------------

Ladies and Gentlemen:

         In connection with our proposed purchase of the Class __ Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws,
(b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986 (each of the foregoing, a "Plan"), nor are we acting on behalf of any Plan or we have provided to the Trustee an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement referred to below, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that the Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 1, 2000, among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee.

                                            ------------------------------------
                                            Name of Buyer

                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                              ANNEX 1 TO EXHIBIT G
            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___   Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

-------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Buyer is an individual retirement account or an H.R. 10 (Keogh) plan.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                            -----------------------------------
                                                        Name of Buyer


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:


                                            Date:
                                                 -------------------------------

                                                            ANNEX 2 TO EXHIBIT G

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                         ------------------------------------
                                         Name of Buyer or Adviser
                                         By:
                                            ---------------------------------
                                              Name:
                                              Title:


                                         IF AN ADVISER:

                                         ------------------------------------
                                         Name of Buyer

                                         Date:
                                              -------------------------------

                                    EXHIBIT H

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank Minnesota, National Association
         1015 10th Avenue S.E.
         Minneapolis, MN  55414-0031
         Attn:  Inventory Control

         Re: Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2000, among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation, as Seller and Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee")

         In connection with the administration of the Mortgage Loans held by you as Trustee for the Trust Fund pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------


____          1. Mortgage Paid in Full (and all amounts received or to be received in connection with such payment have been or will be remitted to the Master Servicer for deposit in the Certificate Account)

____          2. Foreclosure

____          3. Substitution

____          4. Other Liquidation (Repurchases, etc.)

____          5. Nonliquidation     Reason:
                                           -------------------------------------


Address to which Trustee should
Deliver the Mortgage File:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                                      (authorized signer)
                                        Issuer:
                                               ---------------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        Date:
                                             -----------------------------------
Trustee

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

------------------------------              -------------
Signature                                   Date


Documents returned to Trustee

-----------------------------               -------------
Trustee                                     Date

                                                                       Exhibit I

                          DTC LETTER OF REPRESENTATIONS

                            (Available Upon Request)

                                                                       Exhibit J

                   SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

                            (Available Upon Request)


                                      J-1